                                 EXHIBIT 4(b)

                   PROTEIN TECHNOLOGIES INTERNATIONAL, INC.

                            Savings Investment Plan

                                   PLAN 002

                          Effective December 3, 1997

                    (As Amended Effective January 1, 1999)
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                               Table of Contents


                                                          Page


Recitals                                                   1



                                       i
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                   PROTEIN TECHNOLOGIES INTERNATIONAL, INC.
                            SAVINGS INVESTMENT PLAN

          Whereas, effective December 3, 1997, E. I. du Pont de Nemours and Company acquired Protein Technologies International, Inc. (the "Company") from Ralston Purina Company.

          Whereas, the Company wishes to establish the Protein Technologies International, Inc. Savings Investment Plan ("Plan") for the employees of the Company.

          Now, therefore, resolved that the Protein Technologies International, Inc. Savings Investment Plan is hereby adopted effective December 3, 1997.

                   PROTEIN TECHNOLOGIES INTERNATIONAL, INC.
                            SAVINGS INVESTMENT PLAN

                                   ARTICLE I

                                  Definitions
                                  -----------

Section 1.01   Accounts shall mean, with respect to any Member, his Basic and
               --------
               Supplemental Investment Accounts, his Company Contribution Account, and his Rollover Account.

Section 1.02   Affiliated Company shall mean (a) any company more than fifty
               ------------------
               percent (50%) of the voting stock of which is directly or indirectly owned by Protein Technologies International, Inc. or by any successor, and (b) any Commonly Controlled Entity; provided, however, that a company shall not be an Affiliated Company unless common stock would be employer securities [within the meaning of Code Section 409(1)] with respect to such company.

Section 1.03   Basic Matched Contributions shall mean the amount remitted by the
               ---------------------------
               Employer in accordance with Section 4.01.

Section 1.04   Basic Unmatched Contributions shall mean the amount remitted by
               -----------------------------
               the Employer in accordance with Section 4.01.

Section 1.05   Basic Investment Account shall mean that portion of the Trust
               ------------------------
               Fund which, with respect to any Member, is attributable to Basic Matched and Basic Unmatched Contributions under the Plan and any investment earnings and gains or losses thereon.

Section 1.06   Beneficiary shall mean any person or persons designated in
               -----------
               accordance with Section 10.02.

Section 1.07   Board of Directors shall mean the Board of Directors of Protein
               ------------------
               Technologies International, Inc. and any committee of directors authorized by such Board to act in its behalf with reference to the Plan.

Section 1.08   Code shall mean the Internal Revenue Code of 1986, as amended
               ----
               from time to time. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

Section 1.09   Commonly Controlled Entity shall mean (1) any corporation which
               --------------------------
               is a member of the same controlled group of corporations [within the meaning of Code Section 414(b)] as E. I. du Pont de Nemours and Company, (2) any trade or business (whether or not incorporated) which is under common control with E. I. du Pont de Nemours and Company within the meaning of Code Section 414(c), and (3) any organization which is a member of an affiliated service group [within the meaning of Code Section 414(m)] of which a Company is also a member, and (4) any entity which is required to be aggregated under Code Section 414(o).

Section 1.10   Company shall mean Protein Technologies International, Inc., a
               -------
               Delaware corporation, and any Affiliated Company while an Affiliated Company.

Section 1.11   Company Contribution Account shall mean that portion of the Trust
               ----------------------------
               Fund which, with respect to any Member, is attributable to any contributions made on his behalf by the Company in accordance with Section 4.02 and any investment earnings and gains or losses thereon.

Section 1.12   Company Matching Contributions shall mean the amount contributed
               ------------------------------
               by the Employer in accordance with Section 4.02(a).

Section 1.13   Compensation shall mean the basic compensation and such other
               ------------
               forms of cash compensation paid for employment in Covered Service, as determined by the Plan Administrator including but not limited to, regular cash bonuses (unless the Member elects to defer such bonus under a Company sponsored Deferred Compensation
               Plan); payments made under a Code Section 125 Cafeteria Plan; payments received by Members as a result of non-occupational sicknesses or injuries as wage replacement; and payments received by a Member under any type of Company sponsored voluntary supplementation of worker's compensation payments. Compensation shall not include employer paid reimbursements and allowances, or non-recurring awards. Notwithstanding the foregoing, for Plan Years commencing on or after January 1, 1994, Compensation for purposes of the Plan shall not exceed $150,000, or such increases as the Secretary of Treasury may determine in accordance with
               Section 401(a)(17) of the Code.

Section 1.14   Covered Service means employment of an Employee by an Employer in
               ---------------
               a Participating Unit, in a sales, administrative, clerical, or production capacity, as a regular Employee for which the Employee is paid from a United States dollar payroll maintained in the United States and for which the Employee receives a regular and stated compensation or retainer and an Employee, while designated as an Internationally Assigned Employee in a sales, administrative, clerical, or production capacity for which the Employee receives a regular stated compensation or retainer which is subject to taxes imposed by the Federal Insurance Contributions Act; provided that the following service shall not be Covered Service:

               (a) Employment excepted by the Board of Directors, or by the Plan
                   Administrator pursuant to authority delegated to it by the Board of Directors, on a uniform and nondiscriminatory basis with respect to persons similarly situated;

               (b) Employment subject to a collective bargaining agreement the terms and conditions of which do not make this Plan applicable to it, and

               (c) Employment as a Leased Employee.

               (d) Employment as a Temporary Employee.

               For purposes of this definition, Internationally Assigned Employee shall mean an individual designated as such by the Company.

Section 1.15   Disability shall mean, (a) being disabled within the meaning of
               ----------
               any pension plan or long term disability plan of an Employer under which a Member is entitled to receive benefits and which results in Termination of Employment, or (b), if (a) is not applicable, as provided in Code Section 72(m)(7), being unable to engage in any substantial gainful activity by reason of any medically determined physical or mental impairment which can be expected to result in death or to be of a long continued and indefinite duration which results in a Termination of Employment.

Section 1.16   Effective Date shall mean December 3, 1997.
               --------------

Section 1.17   Eligible Employee shall mean an Employee who has satisfied the
               -----------------
               eligibility requirement of Section 2.01 and is employed in Covered Service.

Section 1.18   Eligible Spouse shall mean the person to whom a Member is
               ---------------
               lawfully married at the time benefit payments to the Member from this Plan commence, or in the case of a Member who dies before such time, the person to whom the Member is lawfully married on the date of death of the Member.

Section 1.19   Employee shall mean any person employed by the Company, including
               --------
               a Leased Employee.

Section 1.20   Employer shall mean Protein Technologies International, Inc., or
               --------
               any Affiliated Company by whom the Employee is employed that contributes to the Plan for the benefit of its employees with the approval of the Plan Administrator. Any such Company that contributes to the Plan shall thereby agree to all of the terms and conditions of the Plan.

Section 1.21   Entry Date shall mean, with respect to an Eligible Employee first
               ----------
               hired after December 2, 1997, the first day of the month on or following the Employee's Employment Commencement Date (as defined in Section 3.02).

               Notwithstanding the foregoing, for all Eligible Employees of Protein Technologies International, Inc., who were employed by Ralston Purina Company as of December 2, 1997, Entry Date shall mean December 3, 1997.

Section 1.22   Highly Compensated Employee shall mean any Employee who is a
               ---------------------------
               highly-compensated employee as defined in Section 414(q) of the Code and regulations thereunder.

Section 1.23   Investment Fund or Funds shall mean the separate funds
               ------------------------
               established within the Trust in accordance with Article VII.

Section 1.24   Leased Employee shall mean a person who is not otherwise an
               ---------------
               Employee of the Company but who provides services to the Company and--

               (1) such services are provided pursuant to an agreement (written or oral) between the Company, and any other person ("leasing organization"),

               (2) such person has performed such services for the Company on a substantially full-time basis for a period of at least one year, and

               (3) such services are performed under the primary direction or control by the Company.

               A person shall not be deemed a Leased Employee if he is covered by a plan maintained by a leasing organization which is a money purchase pension plan with a non-integrated employer contribution rate of at least ten percent (10%) of compensation, and provides for immediate participation and for full and immediate vesting provided that Leased Employees constitute less than twenty percent (20%) of the Company's Non-Highly Compensated Employees.

Section 1.25   Member shall mean any person included in the membership of the
               ------
               Plan as provided in Article II.

Section 1.26   Non-Highly Compensated Employee shall mean any Employee who is
               -------------------------------
               neither a Highly Compensated Employee nor a family member of a Highly Compensated Employee, as defined in Section 414(q) of the Code and regulations thereunder.

Section 1.27   Participating Unit shall mean E. I. du Pont de Nemours and
               ------------------
               Company or any subsidiary of E. I. du Pont de Nemours and Company that contributes to the Plan for the benefit of its Employees with the approval of the Plan Administrator, and any unit of Employees of the Company or an Affiliated Company authorized to participate in the Plan in accordance with Section 16.09.

Section 1.28   Plan shall mean the Protein Technologies International, Inc.
               ----
               Savings Investment Plan, as described herein or as hereafter amended.

Section 1.29   Prior Plan shall mean the Ralston Purina Company Savings
               ----------
               Investment Plan as in effect on December 2, 1997.

Section 1.30   Plan Administrator shall mean the Company.
               ------------------

Section 1.31   Plan Year shall mean the calendar year.
               ---------

Section 1.32   Profits shall mean both the accumulated earnings and profits and
               -------
               current net taxable income of the Company, before deduction of federal, state, and local income taxes and before any contributions made by the Company to this or any other employee benefit plan maintained by the Company, as determined by its independent public accountants in accordance with generally accepted accounting principles.

Section 1.33   Retirement shall mean early or normal retirement under any other
               ----------
               retirement plan of the Company, provided such retirement results in the Member's Termination of Employment. "Retirement" for Members not covered by such a plan shall mean Termination of Employment after attaining age seventy (70).

Section 1.34   Rollover Contribution shall mean that portion of the Trust Fund
               ---------------------
               which, with respect to any Member, is attributable to Rollover Contributions under Section 16.13 under the Plan, and any investment earnings and gains or losses thereon.

Section 1.35   Supplemental Contributions shall mean the contributions of a
               --------------------------
               Member which are credited to his Supplemental Investment Account in accordance with Section 4.03.

Section 1.36   Supplemental Investment Account shall mean that portion of the
               -------------------------------
               Trust Fund which, with respect to any Member, is attributable to his own Supplemental Contributions, and any investment earnings and gains or losses thereon.

Section 1.37   Temporary Employee shall mean an Employee who is hired (i) to
               ------------------
               complete a special project of limited duration, or (ii) to fill the vacancy of an Employee who is on a leave of absence.

Section 1.38   Termination of Employment shall mean separation from the
               -------------------------
               employment of the Company for any reason, including, but not limited to, Retirement, death, Disability, resignation or dismissal by the Company; provided, however, that a transfer of employment between Protein Technologies International, Inc. and
               E. I. du Pont de Nemours and Company or between Affiliated Companies shall not be deemed to be "Termination of Employment". Notwithstanding the foregoing, for purposes hereunder, an Employee who has been placed on inactive status for a twelve (12) consecutive month period shall be treated as having incurred a termination of Employment, provided, however, if a definite date has been established at which time the Employee is expected to return to Covered Service, then the person shall not be deemed to have incurred a "Termination of Employment". With respect to any leave of absence or any period of service in the Armed Forces of the United States ("Armed Forces"), Article III shall govern.

Section 1.39   Trustee shall mean a trustee or trustees at any time acting as
               -------
               such under a trust agreement or agreements established for purposes of this Plan.

Section 1.40   Trust Fund shall mean the cash and other properties arising from
               ----------
               contributions made in accordance with the provisions of this Plan.

Section 1.41   Valuation Date shall mean each day the New York Stock Exchange is
               --------------
               open for business.

Section 1.42   Withdrawal Valuation Date shall mean, with respect to a Member,
               -------------------------
               the Valuation Date coinciding with, or immediately following, the date on which his request for a withdrawal under the Plan is filed with the Company.


                                  ARTICLE II

                                  Membership
                                  ----------

Section 2.01   Eligibility.  An Employee shall be eligible for membership in the
               -----------
               Plan on any Entry Date on which the Employee is employed in Covered Service.

Section 2.02   Membership Application.  An Eligible Employee may become a Member
               ----------------------
               on an Entry Date by completing and submitting to the Plan Administrator or its delegates an application form supplied by the Plan Administrator on which he designates the percentage of his Compensation he wishes to be contributed to this Plan by means of deductions from his Compensation, he chooses one or more Investment Fund(s), and he names a Beneficiary. Participation in the Plan by an Eligible Employee is voluntary.

Section 2.03   Rehired Former Employee.  If a former Employee formerly eligible
               -----------------------
               for membership under Section 2.01 above is rehired after a Severance from Service Date as defined in Section 3.02(d), the former Employee shall again be eligible to become a Member of the Plan on the date of his re-employment as an Eligible Employee.


                                  ARTICLE III

                                    Service
                                    -------

Section 3.01   Period of Service. The Period of Service of an Employee means the
               -----------------
               period of time beginning on an Employment Commencement Date of an Employee and ending on the Severance from Service Date of the Employee that next follows such an Employment Commencement Date. Nonconsecutive Periods of Service shall be aggregated and three hundred sixty-five (365) days of service shall equal a whole year of service. If an Employee performs an Hour of Service within twelve (12) months of a Severance from Service Date, the Employee's Period of Service shall include the time which elapsed between the date of such a Severance from Service Date and such date of re-employment.

               Additionally, the following service shall be included in an Employee's Period of Service: service recognized by the Ralston Purina Company Savings & Investment Plan as of December 2, 1997.

Section 3.02   Service Definitions.
               -------------------

               (a) "Employment Commencement Date" shall mean the date the
                   Employee first performs an Hour of Service; provided that, if an Employee incurs a Break in Service of at least one year, the Employment Commencement Date of the Employee shall be the first day on which the Employee performs an Hour of Service after incurring such a Break in Service.

               (b) "Break in Service" means the period following a Severance from Service Date extending until the Employee again completes an Hour of Service.

               (c) "Hour of Service" means an hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Company.

               (d) "Severance from Service Date" means the earlier of (1) the date the Employee retires, dies, resigns or is discharged, or
                   (2) the first anniversary of the date on which the Employee begins a period of absence, with or without pay, with the Company.

Section 3.03   Absence in Military Service.  If an Employee shall have been
               ---------------------------
               absent from the service of the Company because of service in the Armed Forces of the United States and if he shall have returned to the service of the Company within the period during which re-employment rights are extended by law, such absence shall not count as a period of severance. Any period of such absence which is not otherwise included in his Period of Service shall be so included.

Section 3.04   Family Medical Leave.  If an Employee is absent from the service
               --------------------
               of the Company because of a leave of absence which qualifies as a leave under the Family Medical Leave Act, such absence shall be included in the Period of Service.

Section 3.05   Approved Leave of Absence.  A period during which an Employee is
               -------------------------
               on a leave of absence approved by the Company not otherwise included in a Period of Service shall, if the Plan Administrator so determines, be so included under rules established by the Plan Administrator uniformly applicable to all Employees similarly situated

                                  ARTICLE IV
                                 Contributions
                                 -------------

Section 4.01  Basic Matched Contributions and Basic Unmatched Contributions.
              -------------------------------------------------------------

              (a) Each Member may elect to reduce his Compensation in any amount from two percent (2%) to twelve percent (12%) [in one percent (1%) increments] of his Compensation for each payroll period subject to the provisions set forth in Sections 4.04(g), 4.08, and Article XIX, and his Employer shall remit an amount equal to the amount of the reduction in his Compensation to the Plan on his behalf as soon as practicable after the end of the payroll period.

              (b) For a Member who has (1) completed a one (1) year Period of
                  Service, or (2) was an Eligible Employee on the Effective Date of this Plan, the first six percent (6%) of contributions under this paragraph shall be considered Basic Matched Contributions, and a Company Contribution shall be made with respect to such contributions in accordance with Section 4.02. Any contributions other than those described in the preceding sentence shall be considered Basic Unmatched Contributions.

              (c) Notwithstanding the foregoing, the Employer shall not remit to the Plan any Basic Matched Contributions or Basic Unmatched Contributions on behalf of any Member who receives a hardship withdrawal of his Basic Contribution Account or his Company Matching Contribution Account in accordance with Section 11.02, during the twelve-month period immediately following such withdrawal.

Section 4.02  Company Matching Contributions
              ------------------------------

              (a) The Company shall contribute out of its accumulated earnings and profits to a Company Matching Contribution Account an amount equal to 100% of each Member's Basic Matched Contributions.

              (b) In the event that the Commissioner of Internal Revenue, on timely application made after the adoption of the Plan, as restated, determines that the Plan and the implementing trust do not qualify for tax-exempt status, or refuses, in writing, to issue a favorable determination with respect to the Plan and such trust, the Employer contributions made on or after the date on which such determination or refusal is applicable shall be returned to the Employer without interest. In the event that an Employer contribution to the Plan is made by a mistake of fact or all or part of the Employer's deductions under Code Section 404 for contributions to the Plan are disallowed by the Internal Revenue Service, the portion of the contributions attributable to such mistake of fact or to which such disallowance applies shall be returned to the Employer without interest.

                   Any such return shall be made within one year after the making of such contribution by mistake of fact or the denial of qualification or disallowance of deductions, as the case may be.

              (c) Company Matching Contributions shall be suspended for six months if a Member withdraws any or all of his Company Matching Contributions deposited in his Account during the two years preceding the withdrawal under Section 11.04.

Section 4.03   Supplemental Contributions.
               --------------------------

              (a) A Member may elect to make after-tax Supplemental Contributions by authorizing payroll deductions of one percent (1%) to ten percent (10%) of his Compensation in one percent, (1%) increments which shall be paid to the Trustee as soon as practicable. A Member's election of Supplemental Contributions may be made in addition to any Basic Matched or Basic Unmatched Contributions elected by the Member, or may be made in lieu of such other contributions, subject to the provisions set forth in Section 4.05(h) and Article XVIII.

              (b) The Plan Administrator may implement rules limiting the Supplemental Contributions which may be made on behalf of some or all Highly Compensated Employees so that the limits set forth in Article XIX are satisfied.

               (c) Notwithstanding the foregoing, a Member may not elect to make after-tax Supplemental Contributions during the twelve-month period immediately following the distribution of any hardship withdrawal of his Basic Contribution Account or his Company Matching Contribution Account made in accordance with Section 11.02.

Section 4.04   Deferral Percentages.
               --------------------

               (a) The actual deferral percentage for the Highly Compensated Employees shall satisfy at least one of the following tests:

                    (i) The actual deferral percentage for the eligible Highly Compensated Employees for the Plan Year does not exceed the actual deferred percentage for the eligible Non-Highly Compensated Employees for the preceding Plan Year, multiplied by 1.25; or

                    (ii) The actual deferral percentage for the eligible Highly
                         Compensated Employees for the Plan Year does not exceed the actual deferral percentage for the eligible Non-Highly Compensated Employees for the preceding Plan Year, multiplied by 2.0; provided, however, that the actual deferral percentage for the eligible Highly Compensated Employees may not exceed the actual deferral percentage for the eligible Non-Highly Compensated Employees by more than two percentage points.

              (b)(1) The actual deferral percentage with respect to Basic
                     Matched Contributions for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such group) of:

                    (i) The amount of Basic Matched Contributions actually paid to the Plan on behalf of each such Employee for such Plan Year, to

                   (ii)  The Employee's compensation (within the meaning of Code
                         Section 414(a)) for such Plan Year.

              (b)(2) The actual deferral percentage with respect to Basic
                     Unmatched Contributions for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such group) of:

                 (i) The amount of Basic Unmatched Contributions actually paid to the Plan on behalf of each such Employee for such Plan Year, to

                (ii) The Employee's compensation (within the meaning of Code
                     Section 414(a)) for such Plan Year.

           (b)(3) In each case referred to in Sections (b)(1) and (b)(2), the actual deferral percentage test described in Section 4.05(a) shall be computed separately for each controlled group [determined in accordance with Code Sections 414(b), (c),
                   (m), (n), and (o)] whose Employees participate in the Plan.

           (c) In making the deferral percentage calculations set forth above, the Plan Administrator, as permitted by law, may, but is not required to, take into account other contributions made by the Company on behalf of Eligible Employees; provided that such other contributions must be one hundred percent (100%) vested and subject to the withdrawal restrictions applicable to qualified non-elective contributions [as defined in Code Section 401(m)].

           (d) If the actual deferral percentage of eligible Highly Compensated Employees exceeds the amounts allowed under Paragraphs (a) and (b) above, the excess deferrals (as determined below) shall be distributed to the Members as soon as practicable (but in no event later than the last day of the next succeeding Plan Year). Any such distribution shall include income and loss allocated to the excess in accordance with Reg. Section 1.401(k)-l(f)(4).

           (e) The amount of excess deferrals to be so distributed to a Highly Compensated Employee shall be determined separately with respect to Basic Matched and Basic Unmatched Contributions and, in each case, shall equal

                   (i) The total deferrals specified in clause (i) of Section 4.05(b)(1) or (b)(2), as the case may be, for such employee, less

                   (ii) The reduced deferral percentage (determined below) for such employee with respect to Basic Matched or Basic Unmatched Contributions, as the case may be, multiplied by his Compensation for the Plan Year.

              (f) The reduced deferral percentage for each Highly Compensated Employee shall be determined by reducing the Basic Matched or Basic Unmatched Contributions, as applicable, of the Highly Compensated Employee with the highest dollar amount of deferral to whichever of the following is higher:

                     (i) The amount which enables the highly compensated group to satisfy one of the tests of paragraph (a)(1); or

                     (ii) The amount that is equal to that of the Highly
                          Compensated Employee with the next highest Basic Matched or Basic Unmatched Contributions, as applicable.

                   The above process shall be repeated until the highly compensated group satisfies one of the tests set forth in paragraph (a).

              (g) The Plan Administrator may implement rules limiting the Basic Matched and Unmatched Contributions which may be made on behalf of some or all Highly Compensated Employees so that the tests set forth in Section 4.04 are satisfied.

Section 4.05  Contribution Percentages.
              ------------------------

              (a) The actual contribution percentage for the Highly Compensated Employees, for each Plan Year, shall not exceed the greater of (i) the actual contribution percentage for eligible Non-Highly Compensated Employees for the preceding Plan Year multiplied by 1.25, or (ii) the lesser of (A) two hundred percent (200%) of the actual contribution percentage of the eligible Non-Highly Compensated Employees, or (B) the actual contribution percentage of the eligible Non-Highly Compensated Employees, plus two (2) percentage points.

              (b) The actual contribution percentage with respect to contributions to the Plan for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such group) of:

                     (i) The sum of each of the following which are actually paid to the Plan on behalf of such Employee for such Plan Year,

                         (A) Company Matching Contributions
                         (B) Supplemental Contributions, and
                         (C) Any Qualified Non-Elective Contributions and
                             Qualified Matching Contributions, to

                    (ii) The Employee's compensation (within the meaning of
                         Code Section 414(a)) for such Plan Year.

             (c) In making the contribution percentage calculations set forth above, the Plan Administrator, as permitted by law, may, but is not required to, take into account other contributions made by the Company on behalf of Eligible Employees, including Qualified Non-Elective Contributions and Qualified Matching Contributions.

             (d) If the actual contribution percentage of Highly Compensated Employees exceeds the amounts allowed under Paragraphs (a) and (b) above, the excess contributions (as determined below) shall be distributed to the Members as soon as practicable (but in no event later than the last day of the next succeeding Plan Year). Any such distribution shall include income and loss allocated to the excess in accordance with Reg. Section 1.401(m)-l(e)(3).

             (e) The amount of excess contributions to be so distributed to a Highly Compensated Employee shall equal

                    (i)  The total contributions specified in clause (i) of
                         Section 4.05(b)(1) or (2), as the case may be, for such Employee, less

                    (ii) The reduced contribution percentage (determined below)
                         for such employee with respect to contributions to the contributions to the Investment Funds, as the case may be, multiplied by his Compensation for the Plan Year.

             (f) The reduced contribution percentage for each Highly Compensated Employee shall be determined by reducing the Supplemental Contributions and Company Matching Contributions of the Highly Compensated Employee with the highest dollar amount of Company Matching Contributions and Supplemental Contributions to whichever of the following is higher:

                          (i) The amount which enables the highly compensated
                              group to satisfy one of the tests of paragraph
                              (a)(l); or

                         (ii) The amount that is equal to that of the Highly
                              Compensated Employee with the next highest dollar amount of Company Matching Contributions and Supplemental Contributions.

                     The above process shall be repeated until the highly compensated group satisfies one of the tests set forth in paragraph (a).

                (g) The multiple use of the alternative non-discrimination tests set forth in Section 4.04(a)(ii) and Section 4.05(a)(ii) shall be limited as prescribed by law. If restrictions on such multiple use apply, the Plan Administrator shall designate either the actual deferral percentages or the actual contribution percentages of Highly Compensated Employees to be reduced, and shall reduce such percentages in the manner described above, until the multiple use limitations are no longer exceeded.

                (h) The Plan Administrator may implement rules limiting the Supplemental Contributions which may be made by some or all Highly Compensated Employees, so that the test set forth in
                     Section 4.05(a) is satisfied.

Section 4.06    Change in Basic Matched. Basic Unmatched. and Supplemental
                ----------------------------------------------------------
                Contributions. Subject to the provisions of Sections 4.01 and
                -------------
                4.03, a Member may change the election permitted by Sections
                4.01 and 4.03 at any time, effective as of the next payroll period following receipt of the change by the Plan Administrator, provided the notice of the change is given according to such procedures as the Plan Administrator shall prescribe. In addition, where Basic Matched, Basic Unmatched, or Supplemental Contributions by payroll deduction are or may be prohibited by law, in the opinion of counsel to the Company, a Member, upon approval by the Plan Administrator, may make contributions directly to the Trustee for each payroll period by a method satisfactory to the Plan Administrator as long as such deposits are timely made on the same schedule as payroll deductions. The Trustee shall not accept direct contributions not timely made by a Member.

Section 4.07  Suspension of Basic Matched. Basic Unmatched. and Supplemental
              --------------------------------------------------------------
              Contributions.
              -------------

              (a) A Member may cause the suspension of Basic Matched, Basic Unmatched, and/or Supplemental Contributions on his behalf at any time by giving prior notice to the Plan Administrator in accordance with such procedures as the Plan Administrator shall prescribe. The suspension shall become effective as soon as practicable after notification is received. During such period of suspension of Basic Matched Contributions no Company Matching Contributions on behalf of such a Member shall be made by the Company.

              (b) A Member who has caused the suspension of Basic Matched, Basic Unmatched, and/or Supplemental Contributions may have them resumed in accordance with Sections 4.01 and 4.03 by notifying the Plan Administrator in accordance with Section 4.06.

              (c) A Member for whom contributions under Sections 4.01 and 4.03 have ceased because he is on an unpaid absence from service shall again be eligible to have such contributions made on the date he returns to service as an Eligible Employee. No contributions may be made for a Member for any unpaid period of absence from service including, but not limited to, absence due to sickness, leave of absence due to sickness, leave of absence under the Family and Medical Leave Act, or service in the Armed Forces.

              (d) A Member for whom contributions under Sections 4.01 and 4.03 have ceased because he has ceased to be an Eligible Employee but, nevertheless, continues to be an Employee shall again be eligible to have such contributions made on the next Entry Date after he again becomes an Eligible Employee and gives written notice to the Plan Administrator on the prescribed form.

Section 4.08  Limitation of Contributions.  The sum of Basic Matched
              ---------------------------
              Contributions and Basic Unmatched Contributions remitted on behalf of any Member shall be limited to $10,000, or such other dollar amount as may be specified by the Secretary of the Treasury pursuant to Section 402(g) of the Code. Contributions shall be further limited as described in Article XVIII. In accordance with Code Section 402(g)(2)(A)(ii), any excess deferral shall be distributed to a Member by April 15 following the close of the Plan Year in which such excess deferral occurred. Any such distribution shall include income and loss allocated to such excess.

Section 4.09  Periods of Uniformed Service.
              ----------------------------

              After December 12, 1994, an Eligible Employee who has service recognized under Section 3.03 may make contributions to the Plan for the period of his uniformed service.

              (a) Contributions are limited to the amount he would have been permitted to make under Section 4 if he had remained continuously employed by the Company throughout the period of uniformed service.

              (b) Such Eligible Employee may make contributions over a period of time equal to the lesser of:

                     (i)  three times the period of uniformed service or

                     (ii) five years.

              (c) The compensation used to determine the amount of the contribution during the period of uniformed service shall be the Eligible Employee's average rate of compensation during the 12-month period of employment preceding the period of uniform service.

              Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code.

                                   ARTICLE V
                                  Trust Fund
                                  ----------

Section 5.01  The Trust Agreement.  Protein Technologies International, Inc.
              -------------------
              shall enter into a trust agreement which shall contain such provisions as shall render it impossible for any part of the corpus of the Trust or income therefrom to be at any time used for, or diverted to, purposes other than for the exclusive benefit of Members. Any or all rights or benefits accruing to any person under the Plan with respect to any Company contributions deposited under the Trust Agreement shall be subject to all the terms and provisions of the Trust which shall be part of the Plan.

Section 5.02  The Trustee.  The Trustee shall be appointed by the Board of
              -----------
              Directors or its delegates to serve at its pleasure. The Trust Fund may be held by the Trustee as part of a master or collective trust comprised of assets of various qualified plans maintained by the Company.

Section 5.03  Separate Investment Funds.  The Trustee will maintain as many
              -------------------------
              separate Investment Funds, each with different investment objectives, as the Company deems advisable. Such Investment Funds may be added or deleted as the Company so determines in accordance with the provisions of Section 13.03. The Investment Funds are described in Article VI. Each Investment Fund may be part of a fund with the same investment objectives maintained by the Trustee for the benefit of participants in other qualified plans maintained by the Company, or may be a separate fund maintained only for the benefit of Members of this Plan. Earnings or gains derived from the assets of any Investment Fund will be invested in that Fund. Appropriate Accounts for each Member shall be established and maintained in each Investment Fund in which a Member has an interest.

Section 5.04  Temporary Investment.  Pending permanent investment of the assets
              --------------------
              of any Investment Fund, the Trustee temporarily may make short-term investments in obligations of the United States Government, commercial paper, an interim investment fund for tax qualified employee benefit plans established by the Trustee unless otherwise provided by applicable law, or other investments of a short-term nature.

Section 5.05  Investment Managers.  Protein Technologies International, Inc.
              -------------------
              may, by action of the parties authorized under Article XIII, enter into a written agreement with or direct the Trustee to enter into an agreement with one or more investment managers to manage the investments of one or more of the Investment Funds. Such investment managers may include one or more insurance companies which enter into guaranteed investment contracts with the Trustee. Protein Technologies International, Inc. may, from time to time, remove any such investment manager or any successor investment manager, or direct the Trustee to do so, and any such investment manager may resign. Protein Technologies International, Inc. may, upon removal or resignation of an investment manager provide for the appointment of a successor investment manager.

Section 5.06  Voting and Tender of Shares.
              ---------------------------

          (a) Each member shall be entitled to direct the Trustee as to the manner in which voting rights with respect to shares or units represented by the Member's Account invested in the Fund are to be exercised. The Trustee shall vote the number of shares in accordance with such instructions. With respect to units of the Common Stock of E.I. du Pont de Nemours Investment Fund, any such instructions shall remain in the strict confidence of the Trustee. Except with respect to units of the common stock of E.I. du Pont de Nemours Investment Fund, if a Member does not return proper instructions in a timely manner, such inaction shall be deemed an election not to vote such shares or to vote such shares as the default option described on the proxy or voting instructions, as applicable.

          (b) Each Member shall be entitled to direct the Trustee as to whether to exercise a tender offer with respect to the portion of the Member's Account invested in the DuPont Common Stock Fund. The Trustee shall tender such shares in accordance with such instructions. If a Member does not return proper tender instructions to the Trustee in a timely manner, such inaction by the Member shall be deemed a decision not to tender, and the Trustee shall not tender with respect to such Member's Account.


                                   ARTICLE VI
                                Investment Funds
                                ----------------

Section 6.01   Investment Funds.   Investment Funds, as authorized by the
               ----------------
Company and maintained by the Trustee, from time to time may include the following:

            (a)   U.S. Government Money Market Fund.  The objective of the Fund
                  ---------------------------------
                  is to seek the maximum current income consistent with preservation of principal and liquidity. The Fund invests in short-term securities issued by the United States Government, its agencies and instrumentalities, and in repurchase agreements collateralized by such securities. A portion of the U.S. Government securities held by the Federal Portfolio may not be backed by the full faith and credit of the U.S. Government.

            (b)   Fixed Income Fund.  The objective of the Fund is to provide a
                  -----------------
                  stable principal amount, but a higher yield than can be earned in a money market fund. Assets are primarily invested in contracts with insurance companies which provide for repayment by the issuing company of principal with interest at a fixed rate, or fixed minimum rate, for a specified period and in short-term corporate and government bonds. The yield on the Fund is a blended rate reflecting the interest rates on all investments in the Fund.

            (c)   Balanced Fund.  The objective of this Fund is to follow a
                  -------------
                  diversified and balanced program of investing in bonds and common stock. The Fund invests sixty-seventy percent (60%- 70%) of its net assets in stocks of large well-known companies and thirty-forty percent (30%-40%) of its net assets in long-term high-quality bonds. The Fund is designed to provide conservation of principal, a reasonable income return, and potential growth of capital.

            (d)   Equity Index Fund.  A growth and income fund, the Fund invests
                  -----------------
                  in all of the stock included in the Standard & Poor's 500 Index in approximately the same proportions as they are represented in the S&P 500 Index. The Fund is designed to provide investment results that correspond to the performance of the Standard & Poor's 500 Composite Stock Price Index.

            (e)   Growth and Income Fund.  This Fund invests in common stocks
                  ----------------------
                  that have a history of paying dividends. The Fund selects common stocks that, in the opinion of the investment manager, are undervalued in the marketplace. The Fund seeks long-term capital growth and a reasonable level of dividend income.

            (f)   Aggressive Growth Fund.  The Fund primarily invests in common
                  ----------------------
                  stocks of smaller companies with favorable prospects for growth in market value. The Fund seeks long-term growth of capital.

            (g)   International Growth Fund.  This Fund invests in a diversified
                  -------------------------
                  portfolio of international stocks, or stocks of companies based outside of the United States. The Portfolio seeks to provide long-term growth of capital. The Portfolio provides little, if any, dividend income.

            (h)   DuPont Common Stock Fund.  This Fund is a unitized fund
                  ------------------------
                  holding shares of common stock of E.I du Pont de Nemours and Company plus such cash reserves as deemed necessary or appropriate to facilitate distributions, withdrawals and directions of investments into and out of the Fund.

            (i)   Conoco Class B Stock Fund.  This Fund holds shares of Class B
                  -------------------------
                  common stock of Conoco Inc. This Fund will be available under the Plan only upon the effective date of the one-time initial tender offer of Class B common stock of Conoco Inc. and no amounts may be invested in this Fund other than as a result of such initial tender offer. Notwithstanding any other provision of this Plan to the contrary, a Member may authorize the transfer of all or part of the value of his account invested in this Fund into any other Investment Fund available under the Plan, but may not authorize any transer into this Fund other than as a result of the tender offer.

Section 6.02  Investment of Contributions.
              ---------------------------

              (a) Election.  All contributions, other than Company Matching
                  --------
                  Contributions, remitted to the Plan and credited to a Member's Accounts will be invested at the election of the Member in multiples of one percent (1%) in the Investment Funds authorized by the Company and maintained by the Trustee in accordance with Section 6.01. Contributions for which a Member does not make a valid election shall be invested in the U.S. Government Money Market Fund, or such other Investment Fund as the Plan Administrator designates from time to time. Company Matching Contributions shall be invested initially in the DuPont Common Stock Fund, but may be transferred to other Investment Funds at any time in accordance with paragraph (b).

                  Investment directions of each new Member shall be delivered in writing to the Plan Administrator or its delegate. A Member may change his direction governing investment of future contributions to be credited to his respective Accounts at any time upon providing the appropriate notice to the Plan Administrator or its delegate. An investment direction once given shall be deemed to be a continuing direction until explicitly changed by the Member by a subsequent direction to the Plan Administrator or its delegate in accordance with appropriate procedures set forth by the Plan Administrator or its delegates.

            (b)   Transfer of Investments.  A Member may elect, at any time, to
                  -----------------------
                  have all or any multiple of one percent (1%) of the value of his Account as of any future Valuation Date or any dollar amount of his Account transferred to any separate Investment Fund maintained by the Trustee in accordance with Section 6.01.

            (c) Notwithstanding anything in this Section to the contrary, any contributions invested in an investment contract shall be subject to any and all terms of such contract, regarding the transfer of assets from such contract.

Section 6.03  Member Responsibility For Selection of Funds.  Each Member is
              --------------------------------------------
              solely responsible for the selection of his Investment Funds. Neither the Trustee, the Plan Administrator, the Company nor any of the officers supervisors of the Company are empowered to advise a Member as to the manner in which his Accounts shall be invested. The fact that a security is available to members for investment under the Plan shall not be construed as a recommendation for the purchase of that security, nor shall the designation of any Investment Fund impose any liability on the Company, its directors, officers or employees, the Trustee, or the Plan Administrator.

              When an investment election regarding the Fund is required to be made by Members, such Member shall be informed as to the manner in which their funds will be invested if they fail to make an affirmative election in a timely manner. In such event, those Members who fail to communicate an election to the Plan Administrator or its delegates shall be deemed to have elected the specified investment by default and the Company, its directors, officers or employees, the Trustee, and any other plan fiduciary shall be deemed to be relieved of fiduciary responsibility for the investment of such funds.

                                  ARTICLE VII
                   Valuation of Assets and Members' Accounts
                   -----------------------------------------

Section 7.01  Valuation of Assets.   At the end of each Valuation Date, the
              -------------------
              Trustee shall determine the aggregate fair market value of the assets then held by it in each Investment Fund.

Section 7.02  Valuation of Accounts.  At the end of each Valuation Date, before
              ---------------------
              the calculation and debiting of any distributions and in-service withdrawals from the Trust fund or the posting of transfers among Investment Funds, the net credit balances in the Accounts of Members or their beneficiaries will be adjusted to reflect any contributions to, and investment gains or losses in, the respective Investment Funds.

Section 7.03  Statement of Accounts.  Each member shall be furnished, at least
              ---------------------
              annually, a statement setting forth the value of his Accounts.



                                  ARTICLE VIII
                            Vesting of Contributions
                            ------------------------

Section 8.01  Vesting of Basic and Supplemental Investment Accounts.  Each
              -----------------------------------------------------
              Member's Basic Investment Account and Supplemental Investment Account shall at all times be fully vested.

Section 8.02  Vesting of Company Contributions Account.
              ----------------------------------------

              Subject to the provisions of subparagraph (b), a Member shall be vested in his Company Contribution Account after completing a five
              (5) year Period of Service regardless of whether such employment occurs before or after participation in the Plan, or (ii) one hundred percent (100%) in the event of the occurrence of any one of the following:

                     (1)  attainment of age sixty-five (65) while an Employee,
                     (2)  Retirement,
                     (3)  Disability while an Employee,
                     (4)  death while an Employee,
                     (5)  termination of the Plan, or
                     (6)  complete discontinuance of Company contributions.

                                   ARTICLE IX
                                 Distributions
                                 -------------


Section 9.01  General.
              -------

              (a) Upon the Termination of Employment of a Member at or after the attainment of age sixty-five (65), or upon the occurrence of Retirement, Disability or other subsection 8.02(b) event, the entire amount credited to all of his Accounts determined as of the Valuation Date on which the Trustee receives properly authorized instructions from the Plan Administrator to make the payment, and such amount, as adjusted in accordance with Article IX shall be distributed as provided in Section 9.02 to the Member, unless the Member has elected to defer the distribution of his Accounts in accordance with subparagraph (c) below.

            (b) Upon the Termination of Employment of a Member prior to attaining age sixty-five (65) for reasons other than Retirement, Disability, or death, or other Section 8.02 event, the vested portion of the value of his Accounts shall become distributable in accordance with Article VIII (Vesting of Contributions) and shall be determined as of the Valuation Date on which the Trustee receives properly authorized instructions to make the payment from the Plan Administrator, and such amount, as adjusted in accordance with Section 9.06, shall be distributed as provided in Section 9.02, unless the Member has elected to defer the distribution of his Accounts in accordance with subparagraph (c) below.

            (c) A Member may, upon the Termination of Employment for whatever reason, elect to defer the distribution of the vested portion of the value of his Accounts until a date which is not later than the December 31 of the calendar year in which the Member attains age seventy and one-half (70-1/2) years (the "Deferral Period") by notifying the Plan Administrator or its delegates in writing of such election to defer as soon as practicable after Termination of Employment, in accordance with procedures established by the Plan Administrator. At any time during the Deferral Period, a Member may revoke the election to defer all or a portion of the total remaining balance of the vested portion of his Accounts, and request a timely distribution of all or any portion of the total remaining balance of the vested portion of his Accounts.

Section 9.02  Methods of Distribution.  Except as otherwise provided in this
              -----------------------
              Article, distributions provided for under the Plan shall be made in the following manner:

              (a) A Member who has incurred a Termination of Employment, for whatever reason, by written notice on a form approved by the Plan Administrator for such purpose delivered to the Plan Administrator at least fifteen (15) days prior to his Termination of Employment, or such shorter period as determined by the Plan Administrator may irrevocably elect to receive his distribution in accordance with any one of the following methods of payment:

                  (1) by a lump sum payment as soon as practicable after such a
                      Termination of Employment, or

                  (2) in monthly or annual installments of principal (together with earnings on the remaining Account balance) to reflect
                      (A) fixed dollar installments, (B) fixed percentage installments, (C) declining balance installments, or (D) life expectancy installments.

            (b) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under Section 9.02, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator or its delegatee to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a direct rollover.

                  As used herein, "Eligible Rollover Distribution" shall mean any distribution of all or any portion of the balance to the credit of the Distributee's Accounts except that an Eligible Rollover Distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9) and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

                  As used herein, "Eligible Retirement Plan" shall mean an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code
                  Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution of the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                  A "Distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employees' or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p) are Distributee's with regard to the interest of the spouse or former spouse.

                  A "Direct Rollover" shall mean a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

Section 9.03  Completion of Appropriate Forms.  The Plan Administrator has
              -------------------------------
              prescribed forms providing written notice to the Company in order for a distribution to be made under the Plan. In the event a Member or a Beneficiary does not complete, execute and return such forms to the Company, the distribution of such Member's Accounts shall (except to the extent provided in Section 16.09), be mailed, as provided in Section 9.02(d) in cash, to the Address of Record as provided in Section 16.08 to a Member as soon as practicable following the sixty-fifth (65th) birthday of such Member, or to a Beneficiary. The Valuation Date for purposes of this Section 9.05 shall be as described in Article VII.

Section 9.04  Accounts of Former Employees.  The amount credited to the accounts
              ----------------------------
              of a Member, if any, after Termination of Employment of such Member shall be adjusted in accordance with Article VII as of each Valuation Date next following such Termination of Employment until such amount shall have been distributed in full in accordance with this Article. Distribution of the balance of the amount credited to the Accounts of a Member, determined as of the Valuation Date immediately preceding such distribution, shall constitute payment in full of the benefits of such Member hereunder. Any balance of such accounts remaining unpaid at the death of a Member or Beneficiary shall be distributed in accordance with Article VIII.

              Any amounts being held for deferred distribution will continue to be held by the Trustee and invested in accordance with the instructions of the Members. Such instructions will be given in accordance with the provisions of this Plan. Persons receiving a deferred distribution are former Members and shall not be credited with Basic, Supplemental or Matching Company Contributions after Termination of Employment, except with respect to compensation paid subsequent to the Termination of Employment but attributable to services performed as an Employee in Covered Service.

Section 9.05  Consent to Payment.  Notwithstanding the foregoing provisions of
              ------------------
              Article IX: (a) if the vested portion of the Accounts of a Member is $3,500 or less (after January 1, 1998, $5,000), it shall be distributed in a lump sum payment; and (b) if the vested portion of the Accounts of a Member exceeds $3,500 (after January 1, 1998, $5,000) at the time the Member becomes entitled to a distribution under this Article IX, and the Member has not attained sixty-five
              (65) years of age, the Member must consent in writing before any portion of such Account may be distributed to the Member.

Section 9.06  Latest Deferral of Payment.  Notwithstanding anything to the
              --------------------------
              contrary in the Plan, payment of benefits pursuant to the Plan (including pursuant to annuity contracts distributed to a Member) shall not provide for deferment of payments extending beyond the following periods:

              (a) If the Beneficiary or contingent annuitant of a Member under any method of distribution is other than his Eligible Spouse, the actuarial present value of payments expected to be made to the Member shall not be less than fifty-one percent (51%) of the total actuarial present value of the benefits expected to be paid to the Member and his Beneficiary or contingent annuitant.

              (b) Unless the Member elects otherwise in writing, the latest date by which payment of benefits must commence shall be the sixtieth (60th) day after close of the Plan Year in which the latest of the following events occurs: (1) the Member attains sixty-five (65) years of age; (2) the Member incurs a Termination of Employment; and (3) ten (10) years have elapsed from the time the Member commenced participation in the Plan.

                  If payment in full is not feasible within the time limits prescribed by this subsection (b) the Plan Administrator may make interim payments from accounts of the Member.

              (c) Notwithstanding anything to the contrary in this Plan and regardless of any election by the Member, payment of benefits shall commence no later than the April 1 of the calendar year following the earlier of the calendar year in which the Member attains age seventy and one-half (70-1/2) years, or the calendar year in which the Member actually retires, provided that a Member who attained age seventy and one-half (70-1/2) prior to January 1, 1988, who is not a five-percent (5%) owner, may defer commencement of benefits until the April 1 of the calendar year following the calendar year in which such Member actually retires. The minimum distribution to be made each year shall be the amount equal to the quotient obtained by dividing the Member's Account balance at the beginning of the year by the life expectancy of the Member (or the joint life and last survivor expectancy of the Member and the Beneficiary). If payments are made over the life expectancy of the Member, or the joint life expectancy of the Member and his spouse, life expectancy will be determined either: (1) only once, at the time the Member (or his spouse) receives the first distribution of his account balance; or (2) periodically, but no more frequently than annually. If payments are made over the joint life expectancy of the Member and a non-spouse Beneficiary, the change in the life expectancy of the Member may be determined periodically, but not more frequently than annually; but the life expectancy of the non-spouse Beneficiary shall be determined only once at the time the Member (or Beneficiary) receives the first distribution of his account balance.

Section 9.07  Lost Payees.  In the event the amount credited to the Account(s)
              -----------
              of a Member remain unclaimed for more than five (5) years after such amount becomes distributable pursuant to Section 9.07, and the Plan Administrator is unable to locate such Member (or his Beneficiary), the Plan Administrator may direct such amount to be applied to reduce Company Matching Contributions provided that in the event such Member (or his Beneficiary) subsequently claims such amounts, the Employer shall contribute an amount to the Plan which will cause the balance of such Member's account(s) to equal the amount which would have been credited to such account(s) as of such date if such amounts had never been reallocated pursuant to this Section.

                                   ARTICLE X
                                 Death Benefits
                                 --------------

Section 10.01 Death Benefits.  Upon the death of a Member, the amount credited
              --------------
              to the Member's account shall become distributable to the Beneficiary or Beneficiaries of the Member in a lump sum payment as soon as practicable after the death of such Member, unless the Member had elected payment of his benefit in the form of a life annuity prior to his death.

Section 10.02  Beneficiary Designation.  Subject to Section 10.03, each Member
               -----------------------
               from time to time on a form acceptable to the Plan Administrator may designate any person (including a trust) or persons (concurrently, contingently or successively) to whom the Member's benefits under the Plan are to be paid if the Member dies before receiving all of such benefits. A beneficiary designation form shall be effective only when the form is filed in writing by the Member and shall cancel all beneficiary designation forms previously signed and filed by the Member.

               With respect to a Member who has at least one Hour of Service after August 22, 1984, the designation of a non-spouse Beneficiary shall be valid only if the surviving spouse of the Member shall have consented in writing to such designation, the consent acknowledges the effect of such designation and the consent is witnessed by a Plan representative or a notary public.

Section 10.03  Payment of Benefit.  The benefit shall be distributed in one lump
               ------------------
               sum payment as soon as practicable after the death of the Member. Such payment shall be made to the Member's Eligible Spouse unless such Eligible Spouse has consented to another beneficiary pursuant to Section 10.02.

Section 10.04  Latest Time for Payment.  If a Member dies after distribution of
               -----------------------
               benefits has commenced but before the entire interest has been distributed, the remaining portion of such interest shall be distributed at least as rapidly as the distribution option elected by the Member.

               If a Member dies before a distribution of benefits has commenced, the entire interest shall be distributed within five (5) years of the Member's death; unless any portion of the interest is payable to or for a Beneficiary over a period not to exceed the life or life expectancy of the Beneficiary and payments commence within one year after the Member's death. However, if the Beneficiary is the surviving spouse of the Member, distribution need not commence before the date when the Member would have attained age seventy and one-half (70-1/2) years; provided that if the surviving spouse dies before distribution to such spouse begins, this paragraph shall be applied as if the surviving spouse were the Member.

Section 10.05  Payments in the Event of Death with No Designated Survivor or
               -------------------------------------------------------------
               Incompetency.  In the event of (a) the death of a Member or
               ------------
               Beneficiary not survived by a person designated to receive any payment then due, or (b) the Plan Administrator finding that a Member or other person entitled to a benefit is unable to care for his affairs because of illness or accident or is a minor or has died, or (c) no Beneficiary being designated, the Plan Administrator may direct that any benefit payment due him, unless claim shall have been made therefor by a duly appointed legal representative, be paid to his spouse, a child, a parent or other blood relative, a person with whom he resides, or to any other person the Plan Administrator considers suitable, and any such payment so made shall be a complete discharge of the liabilities of the Plan therefor.

Section 10.06  Renunciation of Death Benefit.  Any Beneficiary of a Member
               -----------------------------
               entitled to a benefit under this Plan may disclaim his right to all or a portion of such benefit by filing a written irrevocable and unqualified refusal to accept such a benefit with the Plan Administrator before receiving any such benefit. If such a renunciation is filed by the Eligible Spouse of the Member, the value of the annuity described in Section 10.03 shall be zero. Any benefits so disclaimed shall be distributable to the person or persons (and in the proportions) to which such benefit would have been distributable if the Beneficiary who so disclaims such benefits had predeceased such Member.

Section 10.07  Proof of Death and Right of Beneficiary or Other Person.  The
               -------------------------------------------------------
               Plan Administrator may require and rely upon such proof of death and such evidence of the right of any Beneficiary or other person to receive the undistributed value of the Accounts of a deceased Member as the Plan Administrator may deem proper and its determination of death and of the right of such Beneficiary or other person to receive payment shall be conclusive.

                                  ARTICLE XI
                 Withdrawal Prior to Termination of Employment
                 ---------------------------------------------

Section 11.01  Withdrawal of Supplemental Contributions and Rollover
               -----------------------------------------------------
               Contributions.  A Member who has made Supplemental Contributions
               -------------
               or Rollover Contributions may withdraw such contributions and related earnings at any time by submitting a request in accordance with guidelines determined by the Plan Administrator. Payment shall be made to the Member as soon as practicable after the submission of the Member's request. The withdrawal may not exceed the lesser of the Member's Supplemental Investment Account or his total Supplemental Contributions, or the lesser of the Member's Rollover Account or total Rollover Contributions, as applicable.

Section 11.02  Hardship Withdrawal of Basic Contributions and/or Company
               ---------------------------------------------------------
               Matching Contributions.  A Member may withdraw amounts from his
               ----------------------
               Basic

               Contribution Account and/or his vested Company Matching Contribution Account by submitting his request to the Plan Administrator at such time and in such manner as shall be prescribed by the Plan Administrator subject to the following provisions:

               (a) The withdrawal request must be for an immediate and heavy financial need on account of:

                     (1) Nonreimbursable medical expenses incurred by the Member, his Spouse, or dependents;

                     (2) Costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Member;

                     (3) Payment of tuition, related educational fees, and room and board for the next twelve (12) months of post-secondary education for the Member, his Spouse, or dependents; or

                     (4) The need to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage on the Member's principal residence.

               (b) The amount withdrawn may not exceed the actual expense incurred or to be incurred by the Member on account of such needs. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution. The amount may be withdrawn only to the extent that the need cannot be satisfied by other resources reasonably available to the Member.

                     In making this determination, the Plan Administrator may rely on the Member's representation that the need cannot be relieved:

                     (1) Through reimbursement or compensation by insurance or otherwise;

                     (2)   By reasonable liquidation of the Member's assets;

                     (3) By other distributions or loans from Company-sponsored plans, or

                     (4) By borrowing from commercial sources on reasonable terms.

               (c) Only one such withdrawal shall be permitted during a twelve-month period.

               (d)   The maximum amount which may be withdrawn is the sum of:

                     (i) The dollar amount of Basic Contributions made on behalf of such Member (but excluding income thereon);

                     (ii) The balance of his Company Matching Contributions Account, provided he is fully vested in his Company Matching Contribution Account; and

                     (iii) The balance of the Member's Basic Investment Account under the Prior Plan.

               (e) The withdrawal shall be paid to the Member as soon as practicable after the Member's written request is submitted to the Plan Administrator.

               (f) A Member receiving a hardship withdrawal shall be precluded from making any Basic Matched Contributions, Basic Unmatched Contributions, and Supplemental Contributions during the twelve (12) month period immediately following such withdrawal.

Section 11.03  Age Fifty-Nine and One-Half (59-1/2) Withdrawal.  A Member who
               -----------------------------------------------
               has attained age fifty-nine and one-half (59-1/2) may withdraw Basic, Supplemental, Rollover and Company Matching Contributions, and related earnings (to the extent he is vested in such contributions and related earnings) in accordance with guidelines determined by the Plan Administrator. Payment shall be made to the Member as soon as practicable after submission of the Member's written request to the Plan Administrator.

Section 11.04  Withdrawal of Matching Contributions.
               ------------------------------------

               (a) A Member or former Member may withdraw amounts from his vested Company Contributions Account up to two times in a calendar year by submitting a request to the Plan Administrator in accordance with guidelines determined by the Plan Administrator.

               (b) Matching Contributions shall be suspended for six months if a Member withdraws any or all of his Matching Contributions deposited in his Account during the two years preceding the withdrawal.

Section l1.05  Order of Withdrawals.
               --------------------

               (a) A Member wishing to withdraw amounts from his Accounts must first withdraw the total amount in his Supplemental Investment Account and Rollover Account.

               (b) Once a Member has withdrawn all amounts, if any, in his Supplemental Investment Account and Rollover Account, he must then withdraw amounts from his Company Contribution Account under Section 11.04. Withdrawals from his Company Contribution Account shall be made first from Company Contributions that have been credited to his Account for at least two years preceding the withdrawal.

               (c) When a Member has withdrawn all amounts available as described in paragraphs (a) and (b), then the Member may withdraw amounts in a hardship withdrawal from his Basic Investment Account, provided he satisfies the requirements of Section 11.02.

Section 11.06  Form of Withdrawals.  Withdrawals may be made in cash or, if
               -------------------
               applicable, shares of stock held in an Investment Fund invested in the DuPont Common Stock Fund or the Conoco Class B Stock Fund.


                                  ARTICLE XII
                                  Forfeitures
                                  -----------

Section 12.01  Time of Forfeiture and Restoration.
               -----------------------------------

               (a) If a Member incurs a Termination of Employment prior to the attainment of age sixty-five (65) for reasons other than Retirement, Disability or death, the portion, if any, of his Company Matching Contribution Account in which he is not vested pursuant to Article VIII shall be forfeited as of the Valuation Date on which (i) the Member has received a distribution of the entire vested portion of his Accounts, or (ii) the Member has incurred a five consecutive year Break in Service.

               (b) If a Member has forfeited a portion of his Company
                   Contribution Account pursuant to subsection (a), such forfeited amount will be restored if he is re-employed by the Company before he has incurred a Break in Service of at least five (5) years. Any amounts restored and repaid to the Trust Fund under this Section shall be paid into the remaining Funds in the same proportion as Basic Unmatched and Supplemental Contributions are currently being made.

                   The permissible sources for restoring forfeitures shall be income or gain to the Plan, forfeitures, or Company contributions (without regard to the existence of profits).

Section 12.02  Disposition of Forfeitures.  All forfeitures arising out of the
               --------------------------
               application of the provisions of Section 12.01 shall be used to reduce Company Matching Contributions otherwise payable to the Plan.

Section 12.03  Effect of Withdrawal Under Article XI.  The non-vested Company
               -------------------------------------
               Contribution Account of a Member who makes a withdrawal described in Article XI shall not be forfeited by reason thereof.

Section 12.04  Maternity Absence.  In the case of an Employee who is absent from
               -----------------
               work for maternity or paternity reasons, the Break in Service of the Employee shall not include the twelve (12) consecutive month period beginning on the first anniversary of the day such absence began. Absence from work for maternity or paternity reasons means absence from work on account of the pregnancy or birth of a child of the employee, the placement of a child with the Employee in connection with the adoption of the child, or for purposes of caring for a child following such a birth or placement.

                                 ARTICLE XIII
                            Administration of Plan
                            ----------------------

Section 13.01  Plan Administrator.  Protein Technologies International, Inc., as
               ------------------
               the Plan Administrator, shall have the responsibility for carrying out the provisions of the Plan and the general administration of the Plan.

Section l3.02  Benefits Council.
               ----------------

               (a)   The claims fiduciary for the Plan, in accordance with
                     Article XVII, shall be the Benefits Council, to be comprised of no less than three persons appointed by the Chairman of the Board of Protein Technologies International, Inc.

               (b) Any person appointed a member of the Benefits Council shall signify his acceptance by filing a written acceptance with the Secretary of the Benefits Council. Any member of the Benefits Council may resign by delivering his written resignation to the Secretary of the Benefits Council, and such resignation shall become effective upon the date specified therein.

               (c) The Chairman of the Board shall appoint a Chairman and a Secretary of the Benefits Council. The Benefits Council may appoint from its members such committees with such powers as it shall determine, and may authorize one or more of its members, or any agent, to execute or deliver any instrument or make any payment in its behalf.

               (d) The Benefits Council shall hold meetings upon such notice, at such place or places, and at such time or times as it may from time to time determine.

               (e) A majority of the members of the Benefits Council shall constitute a quorum for the transaction of business. All resolutions or other action taken by the Benefits Council shall be by the vote of a majority of the members of the Benefits Council present at any meeting or without a meeting by an instrument in writing signed by a majority of the members of the Benefits Council.

               (f) The Benefits Council shall have the authority to amend the Plan to the extent the annual cost to the Plan resulting from such amendment does not exceed $250,000.

               (g) Certain responsibilities to control and manage Plan assets, to add or delete investment funds, and to appoint and remove the Trustee and any investment managers retained in connection with the investment of Plan assets, shall be placed in the Benefits Council.

Section 13.03  Authority and Duties of Various Fiduciaries.
               -------------------------------------------

               (a) Except for matters required by the terms of the Plan, or of the Trust to be decided by the Trustee, the Plan Administrator shall have the exclusive right to interpret the Plan and to decide any and all matters arising under the Plan or in connection with its administration, including determination of eligibility for, and the amount of distributions and withdrawals. The Company shall have no power to direct or modify any interpretations, determinations, or decisions of the Plan Administrator. The Plan Administrator may recommend amendments to the Board of Directors. The Plan Administrator may from time to time adopt rules for the administration of the Plan and the conduct of its business, which rules shall be consistent with the provisions of the Plan.

               (b) The Plan Administrator, the Trustee, the Benefits Council, and any other named fiduciary may each employ counsel, agents, and such clerical and accounting services as it may require in carrying out its responsibilities under the Plan. All fiduciaries shall be entitled to rely upon tables, valuations, certificates, opinions, and reports furnished by any actuary, accountant, or legal counsel appointed under the provisions of the Plan.

               (c) The Plan Administrator shall keep in convenient form such personnel data as may be necessary for the Plan. The Plan Administrator shall prepare, distribute, and file such reports and notices as may be required by applicable law or regulations.

               (d) The Plan Administrator shall control and manage the Plan assets to the extent it has not delegated its power to do so. Such delegation of power may include the right to appoint and remove investment managers and Trustees. Such delegation may be accomplished by a separate instrument or by appropriate provisions in the Trust.

               (e) The members of the Plan Administrator, and the Trustee shall use that degree of care, skill, prudence and diligence that a prudent person acting in a like capacity and familiar with such matters would use in his conduct of a similar Situation. A member of the Plan Administrator, or the Trustee shall not be liable for the breach of fiduciary responsibility of another fiduciary unless (1) he participates knowingly in, or knowingly undertakes to conceal, an act or omission of such other fiduciary, knowing such act or omission is a breach; or (2) by his failure to discharge his duties solely in the interest of Members and Beneficiaries for the exclusive purpose of providing their benefits and defraying reasonable expenses of administering the Plan not met by the Company, he has enabled such other fiduciary to commit a breach; or (3) he has knowledge of a breach by such other fiduciary and does not make reasonable efforts to remedy the breach; or (4) if the Plan Administrator, or the Trustee improperly allocates among themselves or delegates to others, or fails to properly review such allocation or delegation of fiduciary responsibilities.

               (f) The Company will indemnify and save harmless the members of the Plan Administrator, the Trustee, and any person to whom fiduciary responsibilities are delegated under this Plan against any and all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him in connection with any civil, criminal, administrative, or investigative action, proceeding, or claim (including an action by or in the right of the Company) by reason of the fact that he is or was serving in such capacity, provided that such person's conduct is not finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

               (g) Each Trustee shall maintain accounts showing the fiscal transactions of the Trust established hereunder. The Company shall keep in convenient form such financial data as may be necessary for the Plan, and shall annually cause to be prepared a balance sheet and statement of financial transactions of the Plan and the Trust.

               (h) Whenever, in the administration of the Plan, any discretionary action is required, the authorized party shall exercise his authority in a nondiscriminatory manner so that all persons similarly situated will receive substantially the same treatment.

Section l3.04  Named Fiduciaries.
               -----------------

               (a) The Board of Directors, the Plan Administrator, and shall each constitute named fiduciaries as such term is defined in ERISA.

               (b) Any committee of the Board of Directors or other fiduciary appointed as a named fiduciary by the Board of Directors by resolution or appointed by an appropriate instrument executed by an officer of the Company thereunto authorized by resolution of the Board of Directors, shall also constitute a named fiduciary in respect of the duty delegated to him or it in such resolution or instrument.

Section 13.05  Delegation.  Any named fiduciary designated herein or appointed
               ----------
               as provided herein, unless precluded from doing so by the terms of such appointment, may by appropriate instrument designate any person (including any firm or corporation) to carry out part or all of such fiduciary's responsibilities and upon such designation the named fiduciary shall have no liability, except as imposed by applicable law, for any act or omission of such person. The foregoing does not preclude any other fiduciary to the extent allowed by ERISA and the terms of his appointment from delegating part or all of such fiduciary's responsibilities with respect to the Plan.

Section 13.06  Multiple Capacities.  Any fiduciary may serve in more than one
               -------------------
               fiduciary capacity with respect to the Plan.

                                  ARTICLE XIV
               Amendments, Termination, Permanent Discontinuance
                   of Contributions' Merger or Consolidation
                   -----------------------------------------

Section 14.01  Amendments.  The Board of Directors, or the Benefits Council, or
               ----------
               any delegates, to the extent authority to do so is granted by the Board of Directors, may at any time and from time to time, both retroactively and prospectively, modify or amend, in whole or in part, any or all of the provisions of the Plan, including any modification in the Plan or in the agreement or agreements establishing the trust as the Plan Administrator shall deem to be necessary or advisable in order to obtain the qualification or exemption, or to maintain the qualification or exemption of the Plan and the Trust under the Code to comply with ERISA, provided, however, that no such modification or amendment shall make it possible for any part of the funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of Members, spouses, former Members, retired Members or Beneficiaries under the Plan; that no modification or amendment shall be made which has the effect of decreasing retroactively the Accounts of any Member or of reducing the non-forfeitable percentage of the Company Matching Contribution Account of a Member below the non-forfeitable percentage thereof computed under the Plan as in effect on the later of the date on which the amendment is adopted or becomes effective.

Section 14.02  Termination or Permanent Discontinuance of Contributions.
               --------------------------------------------------------
               Protein Technologies International, Inc. may by action of its Board of Directors terminate the Plan with respect to all participating companies or any of them or direct complete discontinuance of contributions hereunder by all or any of the participating companies for any reason at any time. In case of such termination or complete discontinuance of contributions hereunder, there shall automatically vest in the appropriate Members non-forfeitable rights to the Company Matching Contributions credited to their Accounts.

Section 14.03  Partial Termination.  In the event of a partial termination of
               -------------------
               the Plan, the provisions of Section 14.02 shall be applicable only to the Members affected by such partial termination.

Section 14.04  Benefits in Case of Merger or Consolidation.  The Plan may not be
               -------------------------------------------
               merged or consolidated with, nor may its assets or liabilities be transferred to, any other plan unless each Member, spouse, former Member, retired Member or Beneficiary under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had been terminated.

                                   ARTICLE XV
                                     Loans
                                     -----

Section 15.01  Loans.  In the event of financial necessity, a Member may make
               -----
               application to the Plan Administrator in writing to borrow from the Trust Fund and the Plan Administrator may in its sole discretion permit such a loan upon the conditions hereinafter specified. The authority herein granted to the Plan Administrator to approve loans from the Trust Fund is for the purpose of assisting a Member to meet special situations and shall not be used as a means of distributing benefits before they otherwise become due. Loans shall be granted in a uniform and non-discriminatory manner and shall be made on the following conditions:

               (a) The amount of a loan to a Member (when added to the outstanding balance of all other loans from the Plan to the Member) shall not exceed the lesser of --

                    (1) Fifty percent (50%) of the vested amount in the Member's Accounts, or

                    (2) $50,000, reduced by the excess (if any) of the highest outstanding balance of loans from the Plan to the Member during the one-year period ending on the day before the date on which such loan was made over the outstanding balance of loans from the Plan on the date on which such loan was made.

                         The maturity of a loan shall not exceed five (5) years, except in the case of a loan to acquire or construct the Member's principal residence, which shall mature in not more than ten (10) years.


                         If the Member is also covered under another qualified plan maintained by the Company, the limitations of subsections (a)(l) and (2) shall be applied as though all such qualified plans are one plan.

               (b) A note shall be signed by the Member establishing regular installment payments made by payroll deduction whenever possible and to the extent permitted by law. The terms of such loans shall require substantially level amortization over the term of the loan with payments not less frequently than quarterly. Loans shall bear interest as specified in
                    Section 15.02. Loans shall be granted only if secured by the Member's vested Account Balances; provided, however, that no more than fifty percent (50%) of the Member's vested Account Balance may be pledged as collateral for the loan.

               (c)  In the event an installment payment is not paid within seven
                    (7) days following the due date, the Plan Administrator shall give written notice to the Member sent to his last known address. If such installment payment is not made within thirty (30) days thereafter, the Plan Administrator may proceed with such actions as they deem necessary in order to preserve plan assets from loss including, but not limited to, foreclosure, sale, or other disposition of the security.

               (d) In the event of the Termination of Employment of the Member before the loan is repaid in full, the unpaid balance thereof, together with interest thereon, shall become due and payable and the Trustee shall first satisfy the indebtedness from the amount payable to the Member or to the Member's Beneficiary before making any payments to the Member or to the Member's Beneficiary.

Section 15.02  Interest Rates.  Interest rates for Plan loans shall be regularly
               --------------
               reviewed and adjusted in conformity with interest rates which, in the judgment of the Plan Administrator, are commensurate with rates charged by commercial lenders for similar types of loans. The interest rate applicable to a Plan loan shall be fixed as of the date the application for such a loan is received by the Plan Administrator or its delegates, and shall not be subject to change or renegotiation after such date.

Section 15.03  Other Rules.  In addition to the foregoing, the Plan
               -----------
               Administrator shall prescribe such rules and procedures as it may deem appropriate, including, without limitation, the imposition of loan application fees, rules and procedures by which the making of loans may be terminated, suspended or restricted, and the requirement of a spousal consent to loans of married Members, if and to the extent deemed by the Plan Administrator to be necessary or desirable in order to effect compliance with applicable laws and regulations or to provide for effective administration of such loans.

                                  ARTICLE XVI
                                 Miscellaneous
                                 -------------

Section 16.01  Benefits Payable from Trust Fund.  All persons with any interest
               --------------------------------
               in the Trust Fund shall look solely to the Trust Fund for any payments with respect to such interest.

Section 16.02  Elections.  Elections hereunder shall be made by a Member in
               ---------
               writing by the completion and delivery to the Plan Administrator of forms prescribed by the Plan Administrator for such purposes, within the time limits set forth hereunder with respect to each such election or, if no time limit is set forth, such limit as may be established by the Plan Administrator.

Section 16.03  No Right to Continued Employment.  Neither the establishment of
               --------------------------------
               the Plan nor the payment of any benefits thereunder nor any action of the Company, the Board of Directors, the Plan Administrator or the Trustee shall be held or construed to confer upon any person any legal right to be continued in the employ of the Company.

Section 16.04  Inalienabilitv of Benefits and Interest.  No benefit payable
               ---------------------------------------
               under the Plan or interest in the Trust Fund shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Member or Beneficiary. If any Member or Beneficiary shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit payable under the Plan or interest in the Trust Fund, then to the extent permitted by law, the Plan Administrator in its discretion may hold or apply such benefit or interest or any part thereof to or for the benefit of such Member, or his Beneficiary, his spouse, children, blood relatives, or dependents, or any of them, in such manner and in such proportions as the Plan Administrator may consider proper. Notwithstanding the foregoing, any Member may direct that benefits payable pursuant to Article VIII from the Trust Fund shall be paid to the trustee of a trust created by him for his own benefit or for the benefit of his immediate family.

               Notwithstanding any provision in the Plan to the contrary, the Plan shall make all payments required by a qualified domestic relations order within the meaning of Code Section 414(p), including distributions required or permitted by the qualified domestic relations order to an alternate payee even though such payments are with respect to a Member who has not separated from service and which commence before the Member has attained the earliest retirement age under the Plan; provided, however, the present value of the benefit to be paid to the alternate payee
               (1) does not exceed $3,500; or (2) exceeds at least $3,500 and the alternate payee consents in writing to such earlier distribution. The Plan Administrator shall establish a procedure to determine the qualified status of a domestic relations order and to administer distributions under such a qualified order.

Section 16.05  Payments for Exclusive Benefits of Members.  Payments of benefits
               ------------------------------------------
               in respect of the interest of a Member under the Plan to any person other than such Member in accordance with the provisions of the Plan shall be deemed to be for the exclusive benefit of such Member.

Section 16.06  Delaware Law to Govern.  All questions pertaining to the
               ----------------------
               construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Delaware, except as provided in Section 514 of ERISA.

Section 16.07  No Guarantee.  Neither the Company nor the Trustee guarantees the
               ------------
               Trust Fund in any manner against loss or depreciation.

Section 16.08  Address of Record.  Each individual or entity with an actual or
               -----------------
               potential interest in the Plan shall file and maintain a current record address with the Plan. Communications mailed by the Company, trustee, or Plan Administrator to such record address fulfills all obligations to provide required information to Members, including former employees and Beneficiaries, in regard to the Plan.

               If no record address is filed, it may be presumed that the address used by the Company in forwarding statements of a Member's Account is the record address.

Section 16.09  Participating Units.  The Board of Directors or the Plan
               -------------------
               Administrator, to the extent authority to do so is granted to the Plan Administrator by the Board of Directors, may include a designated unit of the Employees of an Affiliated Company in the Plan as employed in a Participating Unit upon appropriate action by such Affiliated Company necessary to adopt the Plan. Any such company may terminate its participation in the Plan with respect to a designated unit of its employees upon appropriate action by it, in which event the funds of the Plan held on account of Members in the employ of such company and any unpaid balances of the Accounts of Members who have separated from the employ of such company, shall be determined by the Plan Administrator and shall be distributed as provided in Section 15.02 in the event of termination of the Plan, held and distributed in accordance with the terms of the Plan governing treatment of Members transferred from Covered Service, or shall be segregated by the Trustee as a separate trust fund, pursuant to direction to the Trustee by the Plan Administrator, continuing the Plan as a separate plan for such employees of such company under which the board of directors of such company shall succeed to all the powers and duties of the Board of Directors, including the appointment of the members of the Plan Administrator.

Section 16.10  Headings.  Headings of Articles and Sections of the Plan are
               --------
               inserted for convenience of reference. They constitute no part of the Plan.

Section 16.11  Use of Masculine Terms.  As used herein, masculine terms shall
               ----------------------
               include the feminine wherever appropriate.

Section 16.12  Payment of Expenses.
               -------------------

               (a) Direct charges and expenses arising out of the purchase or sale of securities, and taxes levied on or measured by such transactions shall be charged against the Investment Fund or Funds for which the transaction took place.

               (b) To the extent permitted by law, all other expenses reasonably incurred in administering the Plan, including expenses of the Plan Administrator and the Trustee, fees for legal services, all taxes, if any, other than those charged to the Funds.

Section 16.13  Rollover Contributions.
               ----------------------

               (a) An Employee, whether or not he would otherwise be a Member in the Plan, may contribute a Rollover Contribution to the Trust by delivery of such contribution to the Trustee, provided that the contribution qualifies as a rollover contribution within the meaning of Code Section 402(a) which the Plan may accept.

               (b) A Rollover Contribution shall be considered as a part of the account of the Employee in this Plan, shall be fully vested and non-forfeitable, and shall be accounted for separately from Company contributions.

Section 16.14  Transfers from other Plans.  Subject to the requirements of the
               --------------------------
               Code, the Plan Administrator may authorize the Trustee to accept a trust-to-trust transfer of assets requested by a Member in cash and/or Company common stock received from a tax-qualified defined contribution plan.



                                  ARTICLE XVII
                                Claim Procedure
                                ---------------

Section 17.01  Initial Determination.  The initial determination of a Member's
               ---------------------
               or Beneficiary's eligibility for, and the amount of, a benefit shall be made by the Benefits Council which shall mail or deliver to each covered individual who has filed an effective claim for a benefit a written statement of the amount of his benefit or a notice of denial of his claim on or before the ninetieth (90th) day following the Council's receipt of such claim. If special circumstances require additional time for processing the claim, the Benefits Council may delay issuing its statement or notice for an additional ninety (90) days provided that the Member or Beneficiary is notified of the circumstances necessitating the delay and the date the Committee expects to render its final opinion. A claim for benefits is not effective unless filed on forms prescribed by the Benefits Council. Each notice of whole or partial denial of claimed benefits shall set forth the specific reasons for the denial, the time within which an appeal must be made by the Member or Beneficiary or his duly authorized representative, and shall contain such other information as may be required by applicable law. If a statement or notice is not issued within the prescribed period, the claim shall be deemed denied.

Section 17.02  Review.  Each Member or Beneficiary whose claim for benefits has
               ------
               been wholly or partially denied shall have such rights to review documents and submit comments as the Benefits Council may provide, and shall also have the right to request the Benefits Council to review such denial; such request shall be made on forms prescribed by the Benefits Council. A request for review shall be filed by the Member or Beneficiary or his duly authorized representative on or before the sixtieth (60th) day following the earlier of the Member or Beneficiary's receipt of notice of denial of his claim or the expiration of the prescribed period for issuing a statement of benefits or notice of denial. The Benefits Council shall issue a written statement on or before the sixtieth (60th) day following its receipt of such request stating the Benefits Council's decision on review and the reasons therefor, including specific references to pertinent Plan provisions on which the decision is based, and any other information required by applicable law. If special circumstances require additional time for processing such review, the Benefits Council may delay issuing its decision for an additional sixty
               (60) days provided that the Member or Beneficiary is notified of such circumstances and the date the Benefits Council expects to render its final decision. If the decision is not issued within the prescribed period, the appeal shall be deemed denied. No Member or Beneficiary shall have recourse to courts of law until the administrative review process set forth herein has been completed.

                                 ARTICLE XVIII
                          Limitation on Contributions
                          ---------------------------

Section 18.01  Maximum Annual Additions.
               ------------------------

               (a)  The Annual Addition (as defined in subsection (c) below) for
                        ---------------
                    a Member with respect to a Limitation Year (as defined in subsection (e) below) shall not exceed the lesser of --

                    (1) $30,000 or such higher annual amount specified by the Department of the Treasury to reflect increases in the cost-of-living, effective January 1 of each year; or

                    (2) Twenty-five percent (25%) of the Member's Compensation [as defined in subsection (f)].

               (b) If a Member is, or was, covered under a qualified defined benefit plan maintained by the Company, the sum of the Member's Defined Benefit Fraction and Defined Contribution Fraction (as defined in Section 415 of the Code) may not exceed 1.0 in any Limitation Year, to the extent required by
                    Section 415 of the Code.

               (c)  Annual Addition means the sum of the following amounts for a
                    ---------------
                    Limitation Year with respect to each Member --

                    (1)  Basic Matched Contributions

                    (2)  Company Matching Contributions

                    (3)  Basic Unmatched Contributions

                    (4)  Supplemental Contributions

                    (5)  Forfeitures

                    (6) Similar amounts under other qualified defined contribution plans maintained by the Company, and

                    (7) Amounts allocated to a post-retirement medical account described in Code Section 415(1)(2) or Code Section 419A(d).

                    Annual additions shall include excess contributions as defined in Code Section 401(k)(8) of the Code, excess aggregate contributions as defined in Code Section 401(m)(6)(B), and excess deferrals as described in Code
                    Section 402(g), regardless of whether such amounts are distributed or forfeited.

                    Rollover Contributions, repaid distributions, restored forfeitures pursuant to Section 12.01, and loan payments shall not be treated as Annual Additions.

               (d) For the purpose of this section, Company shall include a Commonly Controlled Entity as defined in Section 1.11, except that in applying Section 414(b), the phrase "more than fifty percent (50%)" shall be substituted for the phrase "at least eighty percent (80%)" each place it appears in Code Section 1563(a)(1).

               (e)  "Limitation Year" means the Plan Year.

               (f) For the purposes of this section, "Compensation" means compensation as defined in Treas. Reg. (S)1.415-2(d) (or any regulation which replaces or supersedes such regulation) for purposes of the limitations on benefits and contributions under qualified plans.

               (g) If, for any Plan Year, it is necessary to limit the allocation of an amount to a Member's Account to comply with subsection (a), the Plan shall limit such allocation by reducing contributions in the following order --

                    (1) first, to the extent necessary, Supplemental Contributions and any earnings thereon;

                    (2) second, to the extent necessary, the Basic Unmatched Contributions, if any, made on his behalf and any earnings thereon;

                    (3) third, to the extent necessary, the amount of the Basic Matched Contributions made on his behalf and any earnings thereon. The Company Matching Contributions made with respect to such Basic Matched Contributions and any earnings thereon shall be treated as though they were forfeitures to the extent necessary and as soon as administratively feasible; and

                    (4) fourth, to the extent necessary, other Company or Commonly Controlled Entity contributions made to other qualified defined contribution plans.

                         If the limitations of subsection (b) are exceeded, the accrued benefit of the Member under the defined benefit plan shall be reduced to the extent necessary to satisfy the requirements of subsection (b).

                                  ARTICLE XIX
                              Top-Heavy Provisions
                              --------------------

Section 19.01  Application of Top-Heavy Provisions.
               -----------------------------------

               (a) Except as provided in subsection (b)(2), if as of a Determination Date, the sum of the amount of the Section 416 Accounts of Key Employees and the Beneficiaries of deceased Key Employees exceeds sixty percent (60%) of the amount of the Section 416 Accounts of all Members and Beneficiaries, the Plan is top-heavy and the provisions of this Article shall become applicable.

                    If any individual has not received any compensation (other than benefits under a plan) from the Company or a Commonly Controlled Entity of the Company at any time during the five-year period ending on the Determination Date, the
                    Section 416 Account of such individual or his Beneficiary shall be excluded from all computations under this Article with respect to Plan Years beginning after December 31, 1984. However, if such an individual returns to employment with the Company or Commonly Controlled Entity, his Section 416 account shall be included in calculations under this section. The Section 416 Account of an individual who was a Key Employee but is not a Key Employee for the Plan Year containing the Determination Date and the preceding four Plan Years or the Section 416 Account of the Beneficiary of such an individual shall be excluded from all computations under this Article.

            (b) (1) If as of a Determination Date this Plan is part of an Aggregation Group which is top-heavy, the provisions of this Article shall become applicable. Top-heaviness for the purpose of this subsection shall be determined with respect to the Aggregation Group in the same manner as described in subsection (a) except that if the Aggregation Group includes a defined benefit plan, the Section 416 Account shall include the present value of the accrued benefit of a member or a beneficiary under such plan.

                  (2) If this Plan is top-heavy under subsection (a), but the Aggregation Group is not top-heavy, this Article shall not be applicable.

            (c) The Plan Administrator shall have responsibility to make all calculations to determine whether this Plan is top-heavy. The Plan Administrator may use a method which approximates the calculations described in Section 19.01(a) provided that it mathematically proves that the Plan is not top-heavy, such as a method which overstates the Section 416 Accounts with respect to Key Employees and understates the Section 416 Accounts with respect to non-Key Employees.

Section 19.02 Definitions.
              -----------

            (a) "Aggregation Group" means this Plan and all other plans (including a frozen plan) maintained by the Company which covers a Key Employee or his Beneficiary and any other plan which enables a plan covering a Key Employee or his Beneficiary to meet the requirements of Code Sections 401(a)(4) or 410. A terminated plan shall be included in an Aggregation Group if it was maintained by the Company within the last five (5) years ending on the Determination Date for the Plan Year in question and would, but for the fact it was terminated, meet the conditions of the preceding sentence. In addition, at the election of the Plan Administrator, the Aggregation Group may be expanded by the company if such expanded Aggregation Group meets the requirements of Code Sections 401(a)(4) and 410.

            (b) "Determination Date" means the last day of the Plan Year immediately preceding the Plan Year for which top-heaviness is to be determined.

            (c) "Key Employee" means an Employee (or a former or deceased Employee) who, for the Plan Year containing the Determination Date or any of the four preceding Plan Years (including years before 1984), is:

                  (1) an officer of the Company or a Commonly Controlled Entity of the Company having an annual Compensation for a Plan Year greater than one hundred fifty percent (150%) of the amount in effect under Code Section 415(c)(1)(A) for the calendar year in which the Plan Year ends; provided, however, that no more than the lesser of --

            (A)   50 Employees, or

            (B) the greater of (i) three Employees or (ii) ten percent (10%) of the greatest number of employees of the company and its Commonly Controlled Entities for the Plan Year containing the Determination Date and the preceding four Plan Years shall be treated as officers, and such officers shall be those with the highest annual Compensation in the five-year period;

                  (2) one of the ten Employees having an annual Compensation in excess of the amount in effect under Code Section 415(c)(1)(A) and owning (or considered as owning within the meaning of Code Section 318) both more than one-half percent (1/2%) interest in the Company and the largest interests in the Company;

                  (3) a five-percent (5%) owner of the Company; or

                  (4) a one-percent (1%) owner of the Company having an annual
                      Compensation [as defined in Section l9.01(f)] of more than $150,000.

                      For the purpose of subsection (c)(l)(B)(II), if ten percent (10%) of the number of Employees is not an integer, the number shall be increased to the nearest integer. The determination as to whether a person is an of ricer shall be made on the basis of his actual authority and duties and without regard to his title. For the purpose of subsection (c)(2), if two Employees have the same interest in the Company, the Employee having the greater annual Compensation from the Company, shall be treated as having a larger interest. For the purpose of subsections (c)(3) and (c)(4), ownership shall be determined in accordance with Code Section 416 (i)(l)(B) and (C).

            (d)   "Section 416 Account" means the sum of:

                  (1) the amount credited to a Member's or Beneficiary's Account under this Plan as of the most recent Valuation Date occurring within the twelve (12) month period ending on the Determination Date (or his account under another qualified defined contribution plan which is part of an Aggregation Group) including uncontributed amounts due as of such Valuation Date but which are actually contributed on or before the Determination Date;

                  (2) the present value of the accrued benefit credited as of a
                      Determination Date to a Member or Beneficiary under a qualified defined benefit plan which is part of an Aggregation Group; and

                  (3) the amount of distributions to the Member or Beneficiary during the five-year period ending on the Determination Date, including a distribution under a terminated plan which, if it had not been terminated, would have been required to be included in an Aggregation Group, a distribution of Employee contributions, and a distribution made before January 1, 1984, but excluding a distribution which is a tax-free rollover contribution (or similar transfer) that is not initiated by the Member or that is contributed to a plan which is maintained by the Company; reduced by --

                  (4) the amount of a rollover contribution (or similar
                      transfer) which is accepted by this Plan (or a plan forming part of an Aggregation Group) after December 31, 1983 and which was initiated by the Member and derived from a plan not maintained by the Company or a Commonly Controlled Entity of the Company, and the earnings on such rollover contribution.

Section 19.03  Minimum Contribution.
               --------------------

               (a) If this Plan is determined to be top-heavy under the provisions of Section 19.01, with respect to each Member who is not a Key employee and is an Employee on the last day of the Plan Year, the sum of Employer Contributions (other than Basic Contributions), forfeitures treated as Employer Contributions under this Plan, and under all qualified defined contribution plans in the Aggregation Group shall not be less than three percent (3%) of such Member's Compensation [as defined in Section 18.01(f)]. Notwithstanding the provisions of Section 8.02, contributions made pursuant to this Section shall be fully vested at all times. This Section shall not be applicable with respect to a Member who is also covered under a defined benefit plan maintained by the Company which provides the benefit specified by Code Section 416(c)(1).

               (b) The contribution rate specified in subsection (a) shall not exceed the percentage at which Employer Contributions and forfeitures are allocated under the Plan or the plans of the Aggregation Group to the account of the Key Employee for whom such percentage is the highest for the Plan Year. For the purpose of this subsection, the percentage for each Key Employee shall be determined by dividing the Employer Contributions and forfeitures for the Key Employee by the amount of his total compensation for the year not in excess of $200,000 [as adjusted by the Secretary of the Treasury under Code Section 416(d)]. This subsection shall not apply if this Plan is required to be included in an Aggregation Group and the Plan enables a defined benefit plan which is part of the Aggregation Group to meet the requirements of Code Section 401 (a)(4) or 410.

Section 19.04  Limit on Annual Additions: Combined Plan Limit.
               ----------------------------------------------

               (a) If this Plan is determined to be top-heavy under Section 19.01, Section 18.01(b) of this Plan shall be applied by substituting 1.0 for 1.25. The transitional rule of Code
                      Section 415(e)(6)(B)(i) shall be applied by substituting "$41,500" for "$51,875".

               (b)    Subsection (a) shall not be applicable if --

                      (1) Section 19.03 is applied by substituting "four percent (4%)" for "three percent (3%)", and

                      (2) this Plan would not be top-heavy if "ninety percent (90%)" is substituted for "sixty percent (60%)" in
                           Section 19.01.

               (c) If, but for this subsection (c), subsection (a) would begin to apply with respect to the Plan, the application of subsection (a) shall be suspended with respect to a Member so long as there are --

                           (1) no Company contributions, forfeitures, or voluntary nondeductible contributions allocated to such Member, and

                           (2) no accruals under a qualified defined benefit plan for such Member.

     IN WITNESS WHEREOF, Protein Technologies International, Inc. has caused this amended Plan to be executed by the undersigned representative of the Company effective as of January 1, 1999, or as otherwise indicated.



PROTEIN TECHNOLOGIES INTERNATIONAL, INC.


By______________________________________

                                  RESOLUTIONS
                       OF THE BENEFITS COUNCIL ADOPTING
                                AMENDMENT NO. 1
                                    TO THE
       PROTEIN TECHNOLOGIES INTERNATIONAL, INC. SAVINGS INVESTMENT PLAN
                         (Effective December 3, 1997)


     In accordance with its authority under Section 13.02(f) of the Protein Technologies International, Inc. Savings Investment Plan (the "Plan"), the Benefits Council hereby amends the Plan as follows.

1. Effective December 3, 1997, Section 1.02 is amended to correct a scrivener's error by deleting the reference to "Ralston Purina Company" and replacing it with a reference to "Protein Technologies International, Inc."

2. Effective January 1, 1999, Section 1.12 is amended by deleting the reference to Section 4.02(a)(i) and replacing it with a reference to Section 4.02(a).

3. Effective December 3, 1997, Section 1.13 is amended to clarify the operation of the Plan by deleting the definition of "Compensation" in its entirety and replacing it with the following:

          "Compensation shall mean the basic compensation and such other forms
           ------------
     of cash compensation paid for employment in Covered Service, as determined by the Plan Administrator including but not limited to, regular cash bonuses paid while the member is an active Employee (unless the Member elects to defer such bonus under a Company sponsored deferred compensation plan); payments made under a Code Section 125 cafeteria plan; payments received by Members as a result of non-occupational sicknesses or injuries as wage replacement; and payments received by a Member under any type of Company sponsored voluntary supplementation of worker's compensation payments. Except as specifically included otherwise in the preceding sentence, compensation shall not include employer paid reimbursements and allowances, non-recurring awards, or severance or other payments made to a former Employee with respect to any period following such former Employee's last active work day. Notwithstanding the foregoing, Compensation for purposes of the Plan shall not exceed $150,000, or such other amount as determined in accordance with Section 401(a)(17) of the Code."

4. Effective January 1, 1999, Section 1.14 is amended by adding a sentence to the end thereof to read as follows: "For purposes of this definition, Internationally Assigned Employee shall mean an individual designated as such by the Company."

5. Effective January 1, 1999, Section 1.21 is amended to correct a scrivener's error by deleting the phrase "immediately following the completion by the Employee of a one year Period of Service" and replacing it with "on or following the Employee's Employment Commencement Date (as defined in Section 3.02)."

6. Effective December 3, 1997, Section 1.24 is amended by deleting clause (3) in its entirety and replacing it with the following: "(3) such services are performed under the primary direction or control by the Company."

7. Effective January 1, 1999, Section 1.35 is amended by changing the reference from Section 4.04 to Section 4.03.

8. Effective January 1, 1999, Section 3.01 is clarified by deleting the phrase "on the Closing Date" and replacing it with "as of December 2, 1997."

9. Effective January 1, 1999, Sections 4.01, 4.02 and 4.03 are deleted in their entirety and replaced with the following, and subsequent sections and crossreferences are renumbered accordingly:

          "Section 4.01  Basic Matched Contributions and Basic Unmatched
                         -----------------------------------------------
          Contributions.
          -------------

          (a) Each Member may elect to reduce his Compensation in any amount from two percent (2%) to twelve percent (12%) [in one percent (1%) increments] of his Compensation for each payroll period subject to the provisions set forth in Sections 4.04(g), 4.08, and Article XIX, and his Employer shall remit an amount equal to the amount of the reduction in his Compensation to the Plan on his behalf as soon as practicable after the end of the payroll period.

          (b) For a Member who has (1) completed a one (1) year Period of Service, or (2) was an Eligible Employee on the Effective Date of this Plan, the first six percent (6%) of contributions under this paragraph shall be considered Basic Matched Contributions, and a Company Contribution shall be made with respect to such contributions in accordance with
                    Section 4.02. Any contributions other than those described in the preceding sentence shall be considered Basic Unmatched Contributions.

          (c) Notwithstanding the foregoing, the Employer shall not remit to the Plan any Basic Matched Contributions or Basic Unmatched Contributions on behalf of any Member who receives a hardship withdrawal of his Basic Contribution Account or his Company Matching Contribution Account in accordance with
                    Section 11.02, during the twelve-month period immediately following such withdrawal.

          Section 4.02  Company Matching Contributions.
                        ------------------------------

          (a) The Company shall contribute out of its accumulated earnings and profits to a Company Matching Contribution Account an amount equal to 100% of each Member's Basic Matched Contributions.

          (b) In the event that the Commissioner of Internal Revenue, on timely application made after the adoption of the Plan, as restated, determines that the Plan and the implementing trust do not qualify for tax-exempt status, or refuses, in writing, to issue a favorable determination with respect to the Plan and such trust, the Employer contributions made on or after the date on which such determination or refusal is applicable shall be returned to the Employer without interest. In the event that an Employer contribution to the Plan is made by a mistake of fact or all or part of the Employer's deductions under Code Section 404 for contributions to the Plan are disallowed by the Internal Revenue Service, the portion of the contributions attributable to such mistake of fact or to which such disallowance applies shall be returned to the Employer without interest.

                    Any such return shall be made within one year after the making of such contribution by mistake of fact or the denial of qualification or disallowance of deductions, as the case may be.

          (c) Company Matching Contributions shall be suspended for six months if a Member withdraws any or all of his Company Matching Contributions deposited in his Account during the two years preceding the withdrawal under Section 11.04."

10. Effective January 1, 1999, Section 4.03 (former Section 4.04) is amended by deleting the clause "after the end of the month in which the applicable pay period ends, but in no event later than ninety (90) days after the end of such payroll period."

11. Effective December 3, 1997, Section 4.04 (former Section 4.05) is amended by deleting paragraph (a) in its entirety and replacing it with the following:

      "(a) The actual deferral percentage for the Highly Compensated Employees shall satisfy at least one of the following tests:

               (i) The actual deferral percentage for the eligible Highly Compensated Employees for the Plan Year does not exceed the actual deferred percentage for the eligible Non-Highly Compensated Employees for the preceding Plan Year, multiplied by 1.25; or

               (ii) The actual deferral percentage for the eligible Highly
                    Compensated Employees for the Plan Year does not exceed the actual deferral percentage for the eligible Non-Highly Compensated Employees for the preceding Plan Year, multiplied by 2.0; provided, however, that the actual deferral percentage for the eligible Highly Compensated Employees may not exceed the actual deferral percentage for the eligible Non-Highly Compensated Employees by more than two percentage points."

12. Effective December 3, 1997, Section 4.04 (former Section 4.05) is amended by deleting paragraph (f) in its entirety and replacing it with the following:

          "(f) The reduced deferral percentage for each Highly Compensated Employee shall be determined by reducing the Basic Matched or Basic Unmatched Contributions, as applicable, of the Highly Compensated Employee with the highest dollar amount of deferral to whichever of the following is higher:

                     (i) The amount which enables the highly compensated group to satisfy one of the tests of paragraph
                              (a)(1); or

                     (ii) The amount that is equal to that of the Highly Compensated Employee with the next highest Basic Matched or Basic Unmatched Contributions, as applicable.

                    The above process shall be repeated until the highly compensated group satisfies one of the tests set forth in paragraph (a)."

13. Effective December 3, 1997, Section 4.05 (former Section 4.06) is amended by deleting paragraphs (a) and (b) in their entirety and replacing them with the following:

          "(a) The actual contribution percentage for the Highly Compensated Employees, for each Plan Year, shall not exceed the greater of (i) the actual contribution percentage for eligible Non-Highly Compensated Employees for the preceding Plan Year multiplied by 1.25, or (ii) the lesser of (A) two hundred percent (200%) of the actual contribution percentage of the eligible Non-Highly Compensated Employees, or (B) the actual contribution percentage of the eligible Non-Highly Compensated Employees, plus two (2) percentage points.

          (b) The actual contribution percentage with respect to contributions to the Plan for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such group) of:

                    (i) The sum of each of the following which are actually paid to the Plan on behalf of such Employee for such Plan Year,

                         (A)  Company Matching Contributions
                         (B)  Supplemental Contributions, and
                         (C) Any Qualified Non-Elective Contributions and Qualified Matching Contributions, to

                    (ii) The Employee's compensation (within the meaning of Code
                         Section 414(a)) for such Plan Year."

14. Effective December 3, 1997, Section 4.05 (former Section 4.06) is amended by adding the following phrase to the end of paragraph (c) thereof: ", including Qualified Non-Elective Contributions and Qualified Matching Contributions."

15. Effective December 3, 1997, Section 4.05 (former Section 4.06) is amended by deleting paragraph (f) in its entirety and replacing it with the following:

            "(f) The reduced contribution percentage for each Highly Compensated Employee shall be determined by reducing the Supplemental Contributions and Company Matching Contributions of the Highly Compensated Employee with the highest dollar amount of Company Matching Contributions and Supplemental Contributions to whichever of the following is higher:

                     (i) The amount which enables the highly compensated group to satisfy one of the tests of paragraph
                              (a)(l); or

                     (ii) The amount that is equal to that of the Highly Compensated Employee with the next highest dollar amount of Company Matching Contributions and Supplemental Contributions.

                  The above process shall be repeated until the highly compensated group satisfies one of the tests set forth in paragraph (a)."

16. Effective January 1, 1999, Sections 4.06 and 4.07 (former Sections 4.07 and 4.08) are deleted in their entirety and replaced with the following:

            "Section 4.06  Change in Basic Matched. Basic Unmatched. and
                           ---------------------------------------------
            Supplemental Contributions.  Subject to the provisions of Sections
            --------------------------
            4.01 and 4.03, a Member may change the election permitted by Sections 4.01 and 4.03 at any time, effective as of the next payroll period following receipt of the change by the Plan Administrator, provided the notice of the change is given according to such procedures as the Plan Administrator shall prescribe. In addition, where Basic Matched, Basic Unmatched, or Supplemental Contributions by payroll deduction are or may be prohibited by law, in the opinion of counsel to the Company, a Member, upon approval by the Plan Administrator, may make contributions directly to the Trustee for each payroll period by a method satisfactory to the Plan Administrator as long as such deposits are timely made on the same schedule as payroll deductions. The Trustee shall not accept direct contributions not timely made by a Member.

            Section 4.07  Suspension of Basic Matched. Basic Unmatched. and
                          -------------------------------------------------
            Supplemental Contributions.
            --------------------------

            (a) A Member may cause the suspension of Basic Matched, Basic Unmatched, and/or Supplemental Contributions on his behalf at any time by giving prior notice to the Plan Administrator in accordance with such procedures as the Plan Administrator shall prescribe. The suspension shall become effective as soon as practicable after notification is received. During such period of suspension of Basic Matched Contributions no Company Matching Contributions on behalf of such a Member shall be made by the Company.

            (b) A Member who has caused the suspension of Basic Matched, Basic Unmatched, and/or Supplemental Contributions may have them resumed in accordance with Sections 4.01 and 4.03 by notifying the Plan Administrator in accordance with Section 4.06.

            (c) A Member for whom contributions under Sections 4.01 and 4.03 have ceased because he is on an unpaid absence from service shall again be eligible to have such contributions made on the date he returns to service as an Eligible Employee. No contributions may be made for a Member for any unpaid period of absence from service including, but not limited to, absence due to sickness, leave of absence due to sickness, leave of absence under the Family and Medical Leave Act, or service in the Armed Forces.

            (d) A Member for whom contributions under Sections 4.01 and 4.03 have ceased because he has ceased to be an Eligible Employee but, nevertheless, continues to be an Employee shall again be eligible to have such contributions made on the next Entry Date after he again becomes an Eligible Employee and gives written notice to the Plan Administrator on the prescribed form."

17. Effective January 1, 1999, Section 4.08 (former Section 4.09) is amended by changing the reference from $7,000 to $10,000.

18. Effective December 3, 1997, Section 4.09 is amended by changing the heading thereof to "Periods of Uniformed Service" and adding the following sentence to the end thereof: "Notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code."

19.  Effective January 1, 1999, a new Section 5.06 is added to read as follows:

            "Section 5.06  Voting and Tender of Shares.
                           ---------------------------

            (a) Each member shall be entitled to direct the Trustee as to the manner in which voting rights with respect to shares or units represented by the Member's Account are to be exercised. The Trustee shall vote the number of shares in accordance with such instructions. With respect to units of the Common Stock of E.I. du Pont de Nemours Investment Fund, any such instructions shall remain in the strict confidence of the Trustee. Except with respect to units of the Common Stock of E.I. du Pont de Nemours Investment Fund, if a Member does not return proper instructions in a timely manner, such inaction shall be deemed an election not to vote such shares or to vote such shares as the default option described on the proxy or voting instructions, as applicable.

          (b) Each Member shall be entitled to direct the Trustee as to whether to exercise a tender offer with respect to the portion of the Member's Account invested in the DuPont Common Stock Fund. The Trustee shall tender such shares in accordance with such instructions. If a Member does not return proper tender instructions to the Trustee in a timely manner, such inaction by the Member shall be deemed a decision not to tender, and the Trustee shall not tender with respect to such Member's Account."

20. Effective December 3, 1997, Section 6.01 shall be amended by correcting the heading to read as "Investment Funds" and to add new paragraphs (h) and (i) to read as follows:

          "(h)    DuPont Common Stock Fund.  This Fund is a unitized fund
                  ------------------------
                  holding shares of common stock of E.I du Pont de Nemours and Company plus such cash reserves as deemed necessary or appropriate to facilitate distributions, withdrawals and directions of investments into and out of the Fund.

          (i)     Conoco Class B Stock Fund. This Fund holds shares of Class B
                  -------------------------
                  common stock of Conoco Inc. This Fund will be available under the Plan only upon the effective date of the one-time initial tender offer of Class B common stock of Conoco Inc. and no amounts may be invested in this Fund other than as a result of such initial tender offer. Notwithstanding any other provision of this Plan to the contrary, a Member may authorize the transfer of all or part of the value of his account invested in this Fund into any other Investment Fund available under the Plan, but may not authorize any transfer into this Fund other than as a result of the tender offer."

21. Effective January 1, 1999, Section 6.02 is amended by deleting the first paragraph of paragraph (a) in its entirety and replacing it with the following:

          "Election.  All contributions, other than Company Matching
           --------
          Contributions, remitted to the Plan and credited to a Member's Accounts will be invested at the election of the Member in multiples of one percent (1%) in the Investment Funds authorized by the Company and maintained by the Trustee in accordance with Section 6.01. Contributions for which a Member does not make a valid election shall be invested in the U.S. Government Money Market Fund, or such other Investment Fund as the Plan Administrator designates from time to time. Company Matching Contributions shall be invested initially in the DuPont Common Stock Fund, but may be transferred to other Investment Funds at any time in accordance with paragraph (b)."

22. Effective January 1, 1999, Article VII is amended by deleting Section 7.04 in its entirety.

23. Effective December 3, 1997, Article VIII is amended to clarify the operation of the Plan by deleting Section 8.02 in its entirety and replacing it with the following:

          "Section 8.02  Vesting of Company Contributions Account.
                         ----------------------------------------

          Subject to the provisions of subparagraph (b), a Member shall be vested in his Company Contribution Account after completing a five (5) year Period of Service regardless of whether such employment occurs before or after participation in the Plan, or (ii) one hundred percent (100%) in the event of the occurrence of any one of the following:

                     (1)  attainment of age sixty-five (65) while an Employee,
                     (2)  Retirement,
                     (3)  Disability while an Employee,
                     (4)  death while an Employee,
                     (5)  termination of the Plan, or
                     (6)  complete discontinuance of Company contributions."

24. Effective January 1, 1998, Section 9.05 is amended by deleting phrase (b) in its entirety and replacing it with the following: "(b) if the vested portion of the Account of a Member exceeds $3,500 (after January 1, 1998, $5,000) at the time the Member becomes entitled to a distribution under this Article IX, and the Member has not attained age sixty-five (65) years of age, the Member must consent in writing before any portion of such Account may be distributed to the Member."

25. Effective January 1, 1999, Article XI is amended by deleting Section 11.01 in its entirety and replacing it with the following:

          "Withdrawal of Supplemental and Rollover Contributions. A Member who
           -----------------------------------------------------
          has made Supplemental Contributions or Rollover Contributions may withdraw such contributions and related earnings at any time by submitting a request in accordance with guidelines determined by the Plan Administrator. Payment shall be made to the Member as soon as practicable after the submission of the Member's request. The withdrawal may not exceed the lesser of the Member's Supplemental Investment Account or total Supplemental Contributions, or the lesser of the Member's Rollover Account or total Rollover Contributions, as applicable."

26. Effective January 1, 1999, Section 11.02 is amended by (1) adding the word "vested" before the words "Company Matching Contributions" in the first sentence, (2) by deleting the word "written," and (3) by adding the phrase "related educational fees, and room and board" following the word "tuition" is paragraph (a)(3).

27. Effective January 1, 1999, Section 11.03 is amended by adding the word "Rollover" following the word "Supplemental" and by deleting the word "written" in the first sentence thereof.

28.  Effective January 1, 1999, Article XI is amended by adding a new Section
11.04 to read as follows, and by renumbering subsequent sections and crossreferences accordingly:

     "Section 11.04  Withdrawal of Matching Contributions
                     ------------------------------------

     (a) A Member or former Member may withdraw amounts from his vested Company Contributions Account up to two times in a calendar year by submitting a request to the Plan Administrator in accordance with guidelines determined by the Plan Administrator.

     (b) Matching Contributions shall be suspended for six months if a Member withdraws any or all of his Matching Contributions deposited in his Account during the two years preceding the withdrawal."

29. Effective January 1, 1999, Article XI is amended by deleting Section 11.05 (former Section 11.04) in its entirety and replacing it with the following:

     "Section 11.05  Order of Withdrawals
                     --------------------

     (a) A Member wishing to withdraw amounts from his Account must first withdraw the total amount in his Supplemental Investment Account and Rollover Account.

     (b) Once a Member has withdrawn all amounts, if any, in his Supplemental Investment Account and Rollover Account, he must then withdraw vested amounts from his Company Contribution Account under Section 11.04. Withdrawals from his Company Contribution Account shall be made first from Company Contributions that have been credited to his Account for at least two years preceding the withdrawal.

     (c) When a Member has withdrawn all amounts available as described in paragraphs (a) and (b) of this Section 11.05, then the Member may withdraw amounts in a hardship withdrawal from his Basic Investment Account, provided he satisfies the requirements of Section 11.02."

30.  Effective January 1, 1999, Article XI is amended by adding a new Section
11.06 to read as follows: "Section 11.06 Form of Withdrawals. Withdrawals may be
                                         -------------------
made in cash or, if applicable, in shares of stock held in an Investment Fund invested in the DuPont Common Stock Fund or the Conoco Class B Stock Fund."

31.  Effective January 1, 1999, Article XVI is amended by adding a new Section
16.14 to read as follows: "Section 16.14 Transfers from other Plans.  Subject
                                         --------------------------
to the requirements of the Code, and at the discretion of the Plan Administrator, the Plan Administrator may authorize the Trustee to accept a trust-to-trust transfer of assets requested by a Member in cash and/or stock received from a tax-qualified defined contribution plan."

32.  Effective January 1, 1999, Section 18.01 is amended by deleting paragraph
(b) in its entirety and replacing it with the following:

     "(b) If a Member is, or was, covered under a qualified defined benefit plan maintained by the Company, the sum of the Member's defined benefit fraction and defined contribution fraction (as defined in Section 415 of the Code) may not exceed 1.0 in any Limitation Year to the extent required by Section 415 of the Code."


                            BENEFITS COUNCIL OF THE
                            PROTEIN TECHNOLOGIES INTERNATIONAL, INC.
                            SAVINGS INVESTMENT PLAN


                            _____________________________



                            _____________________________



                            _____________________________


Dated:    ___________________, 1999